                                                                EXHIBIT 10.38





                            BW/IP INTERNATIONAL, INC.

                                 RETIREMENT PLAN

                 (as amended and restated as of August 1, 1996)















                                  (Successor to
                  the Borg-Warner Corporation Retirement Plan)

                                TABLE OF CONTENTS
                                -----------------

                                                                                         Page

SECTION 1. - PURPOSE AND EFFECTIVE DATE                                                    1
         1.01  Purpose                                                                     1
         1.02  Effective Date                                                              1
         1.03  Supplements and Exhibits                                                    1

SECTION 2. - DEFINITIONS                                                                   2
         Actuarial Equivalent or Actuarial Value                                           2
         Adjustment Factor                                                                 2
         Administrative Committee                                                          3
         Affiliated Company                                                                3
         Authorized Leave of Absence                                                       3
         BW/IP                                                                             3
         Code                                                                              3
         Commencement Date                                                                 3
         Committee                                                                         3
         Company                                                                           3
         Compensation                                                                      4
         Continuous Service                                                                6
         Contributory Participant                                                          6
         Covered Compensation                                                              6
         Credited Service                                                                  7
         Earnings                                                                          7
         Eligible Employee                                                                 8
         Employee                                                                          9
         Employer                                                                          9
         ERISA                                                                            10
         Final Average Earnings                                                           10
         Highly Compensated Employee                                                      11
         Leased Employee                                                                  14
         Nonhighly Compensated Employee                                                   15
         Hour of Service                                                                  15
         Inactive Participant                                                             15
         Investment Committee                                                             16
         Normal Retirement Date                                                           16
         Participant                                                                      16
         Pension                                                                          16
         Plan                                                                             16
         Plan Year                                                                        16
         Primary Social Security Benefit                                                  16

         Prior Plan                                                                       17
         Social Security Benefits                                                         17
         Social Security Retirement Age                                                   18
         Totally and Permanently Disabled                                                 18
         Trust Fund                                                                       19
         Trustee                                                                          19
SECTION 3. - PARTICIPATION                                                                19
         3.01  Participation                                                              19
         3.02  Transfer                                                                   19
         3.03  Special Transitional Rules in Connection with the Sale of Borg-
                 Warner Industrial Products, Inc                                          20
         3.04  Special Transitional Rules in Connection with the Plan Merger
                 Effective April 1, 1989                                                  21

SECTION 4. - ELIGIBILITY FOR RETIREMENT PENSION                                           22
         4.01  Normal Retirement                                                          22
         4.02  Early Retirement                                                           22
         4.03  Disability Retirement                                                      22
         4.04  Vested Deferred Retirement                                                 23
         4.05  Vesting of Fluid Controls Division Employees                               24
         4.06  Vesting of Fresno Pump Division Employees                                  25

SECTION 5. - AMOUNT OF RETIREMENT BENEFIT                                                 25
         5.01  Normal Retirement Pension                                                  25
         5.02  Early Retirement Pension                                                   30
         5.03  Disability Retirement Pension                                              30
         5.04  Vested Deferred Retirement Pension                                         31
         5.05  Maximum Benefit                                                            31
         5.06  Maximum Benefit for Participation in More Than One Plan                    34
         5.07  Nonduplication of Benefits                                                 37
         5.08  Notice of Option to Determine Primary Social Security Benefits
                 by Actual Salary History                                                 37
         5.09  COLA Cessation                                                             38

SECTION 6. - MANNER OF PAYMENT                                                            39
         6.01  Normal Form of Benefit Payment                                             39
         6.02  Surviving Spouse Benefit                                                   39
         6.03  Automatic Death Before Age 55 Surviving Spouse Benefit                     41
         6.04  Automatic Post-Termination Surviving Spouse Benefit                        42
         6.05  Automatic Joint and Contingent Annuitant Benefit                           43
         6.06  Election and Election Period                                               43
         6.07  Optional Forms of Benefit Payment                                          44
         6.08  Election of Optional Form of Retirement Benefit                            48
         6.09  Level Income Option                                                        49

         6.10  Commencement and Duration of Retirement Pension                            50
         6.11  Reemployment                                                               51
         6.12  Small Retirement Pension                                                   52
         6.13  Direct Rollovers                                                           54
         6.13  Rate of Distribution                                                       55

SECTION 7. - CONTINUOUS SERVICE:  CREDITED SERVICE                                        57
         7.01  Continuous Service                                                         57
         7.02  Credited Service                                                           62
SECTION 8. - ADMINISTRATION                                                               62
         8.01  Establishment of the Administrative Committee                              62
         8.02  Establishment of the Investment Committee                                  63
         8.03  Organization of the Committees                                             64
         8.04  Powers of the Administrative Committee                                     64
         8.05  Powers of the Investment Committee                                         66
         8.06  Duties of the Administrative Committee                                     67
         8.07  Actions by a Committee                                                     68
         8.08  Accounts and Reports                                                       68
         8.09  Discretionary Action                                                       68
         8.10  Action Taken in Good Faith                                                 68
         8.11  Indemnification                                                            69
         8.12  Responsibilities of Named Fiduciaries Other than the Committees
                                                                                          69
         8.13  Allocation of Responsibilities                                             70
         8.14  Designation of Persons to Carry Out Responsibilities of Named
                 Fiduciaries                                                              70
         8.15  Information Required by Committee                                          70
         8.16  Forms                                                                      71
         8.17  Evidence                                                                   71
         8.18  Review of Benefit Determinations                                           71
         8.19  Administrative Committee's Decision Final                                  72
         8.20  Missing Persons                                                            72
SECTION 9. - FUNDING                                                                      72
         9.01  Employer Contributions                                                     72
         9.02  Funding of Benefits                                                        73
         9.03  Assets for the Exclusive Benefit of Participants                           73
         9.04  Reversion of Employer Contributions                                        74

SECTION 10. - AMENDMENT AND TERMINATION OF THE PLAN                                       74
         10.01  Employers May Amend or Terminate Their Participation in the Plan          74
         10.02  Discontinuance of a Division, Subsidiary or Affiliate                     75
         10.03  Cessation of Participation by the Company                                 76

         10.04  Allocation and Distribution of Assets on Termination or Partial
                  Termination                                                             76
         10.05  Manner of Distribution                                                    77
         10.06  Residual Amounts                                                          77

SECTION 11. - MISCELLANEOUS                                                               78
         11.01  Nonalienation of Benefits                                                 78
         11.02  Incapacity                                                                78
         11.03  Continuance of Employment                                                 79
         11.04  Merger or Consolidation of Plan                                           79
         11.05  Construction                                                              80

SECTION 12. - RESTRICTIONS ON BENEFITS PAYABLE TO HIGHLY
              COMPENSATED PARTICIPANTS                                                    80
         12.01    Termination Restrictions.                                               80
         12.02    Ongoing Restrictions                                                    80

SECTION 13. - TOP-HEAVY RESTRICTIONS                                                      81
         13.01  Determination of Top-Heavy                                                81
         13.02  Minimum Benefit                                                           83
         13.03  Minimum Vesting                                                           84
         13.04  Change in Top-Heavy Status                                                85
         13.05  Impact on Maximum Benefits                                                85
         13.06  Exception                                                                 85

SUPPLEMENT A - CONTRIBUTORY PARTICIPANTS                                                  87
         A-1.  Normal Retirement Income                                                   87
         A-2.  Termination of Employment                                                  88
         A-3.  Death Benefits                                                             88
         A-4.  Optional Forms of Retirement Pension                                       90
         A-5.  Withdrawal of Contributions Not Permitted                                  92
         A-6.  Interest                                                                   92

         SUPPLEMENT B - MERGER OF MECHANICAL SEAL PLAN, PUMP DIVISION PLAN,
                    FLUID CONTROLS PLAN AND UCP PLAN                                      93
         Benefits Accrued Prior to Merger                                                 93

EXHIBIT A - EARLY RETIREMENT INCOME DETERMINANTS                                          95

                            BW/IP INTERNATIONAL, INC.
                                 RETIREMENT PLAN

                 (As amended and restated as of August 1, 1996)



   1. SECTION  - PURPOSE AND EFFECTIVE DATE

1.1 PURPOSE. The purpose of this Plan is to provide regular income after retirement for eligible employees of the participating divisions, subsidiaries and affiliates of BW/IP International, Inc.

1.2 EFFECTIVE DATE. The Plan was adopted as of January 1, 1987, as a successor plan to the Borg-Warner Corporation Retirement Plan with respect to those employees affected by the sale of BW/IP International, Inc. by Borg-Warner Corporation on May 20, 1987. The Plan, as set forth herein, is amended and restated effective August 1, 1996 to incorporate amendments made through such date to the prior restatement of the Plan dated January 1, 1993, except as to any provision thereof where the Plan or any amendment thereto specifies an earlier or later effective date.

1.3 SUPPLEMENTS AND EXHIBITS. From time to time, the Committee, at the request of an Employer, may adopt supplements and exhibits to the Plan for the purpose of modifying the provisions of the Plan as they apply to the Employees of the Employer (or any group or classification of Employees of the Employer) to provide additional, substitute or restrictive terms and provisions of the Plan as it applies to such Employees, including provisions to preserve benefits attributable to such Employees' participation in a plan of the Employer or predecessor of the Employer or to coordinate such benefits with the benefits of this Plan. Each such supplement or exhibit will be attached to and form a part of this Plan, will specify the group or class of Employees to which it applies and will supersede the provisions of the Plan to the extent necessary to eliminate any inconsistencies between the Plan and such supplement or exhibit.

1.       SECTION - DEFINITIONS

         The following words and phrases as used herein have the following definitions, unless the context clearly requires otherwise.

         ACTUARIAL EQUIVALENT OR ACTUARIAL VALUE. Actuarial Equivalent or Value means equality in value of the aggregate amounts expected to be received under different forms of payments, based on the 1971 Group Annuity Mortality Table which is weighted 90% male and 10% female, with interest at 6%. Application of such assumptions to the computations of benefits payable under the Plan shall be made uniformly and consistently with respect to all Participants in similar circumstances.

         ADJUSTMENT FACTOR. The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, applied to such items and in such manner as the Secretary shall prescribe.

         ADMINISTRATIVE COMMITTEE. Administrative Committee means the BW/IP Administrative Committee designated by the Board to administer, interpret and construe the Plan as provided in Section 8.

         AFFILIATED COMPANY. Any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a member, any trade or business which is under common control with the Company (within the meaning of Section 414(c) of the Code), any affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

         AUTHORIZED LEAVE OF ABSENCE. Authorized Leave of Absence means any absence authorized by an Employer under the Employer's standard personnel practices.

         BW/IP. BW/IP means the Company.

         CODE. Code means the Internal Revenue Code of 1986, as amended.

         COMMENCEMENT DATE. Commencement Date means the date an Employee first completes an Hour of Service.

         COMMITTEE. Committee means the Retirement Committee described in
Section 8.

         COMPANY. Company means BW/IP International, Inc., a Delaware corporation.

         COMPENSATION. Compensation means all amounts paid or made available to a Participant during a Plan Year by the Company or any Affiliated Company for personal services actually rendered to the Company or any Affiliated Company in the course of employment by the Participant during such Plan Year and which are subject to inclusion as gross income for federal income tax purposes in the calendar year such amounts are first paid or made available. Such term shall specifically include:

         i) all wages, salaries, bonuses and commissions;

                  ii) taxable fringe benefits;

                  iii) reimbursements or other expense allowances under a nonaccountable plan; and

                  iv) all amounts contributed to any plan established by the Corporation under Section 125 of the Code with respect to the payment of certain insurance premiums on a pre-tax basis.

Such term shall specifically exclude:

                  i) all employer contributions to this Plan and all other qualified plans of deferred compensation for the period in question;

                  ii) amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and

                  iv) other amounts which receive special tax benefits, such as premiums for group-term life insurance to the extent they are not includible in the gross income of the employee.

In no event shall annual Earnings taken into account hereunder for any employee for any Plan Year exceed the first one hundred fifty thousand dollars of Compensation for such employee; provided, that said amount shall be adjusted as provided under Code Section 401(a)(17)(B).

Notwithstanding anything herein to the contrary, in the case of a Participant
(i) whose spouse, or lineal descendant(s) who have not attained age 19 prior to the end of a Plan Year, are also Participants, and (ii) who is a five percent owner (as defined in Section 416(i) of the Code) or one of the ten Highly Compensated Employees paid the highest compensation (as defined in Section 414(q)(7) of the Code), then (iii) all such family members shall be treated as a single participant for purposes of the $150,000 limitation in the preceding sentence, and (iv) all Compensation paid to all family members shall be treated as if paid to the Highly Compensated Employee.

         CONTINUOUS SERVICE. Continuous Service means Continuous Service determined as described in Section 7.01.

         CONTRIBUTORY PARTICIPANT. Contributory Participant means a Participant who contributed to the Prior Plan prior to March 1, 1970. The rights and benefits of a Contributory Participant shall be determined by the terms and provisions of this Plan as modified by Supplement A.

         COVERED COMPENSATION. Covered Compensation means as to any Participant the average (without indexing) of the Taxable Wage Bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains or will attain social security retirement age (as defined in Section 415(b)(8) of the Code). In determining the Covered Compensation for any Participant for a Plan Year, the Taxable Wage Base for all calendar years beginning after the first day of the Plan Year shall be assumed to be the same as the Taxable Wage

Base in effect as of the beginning of the Plan Year. The Covered Compensation for a Participant for a Plan Year beginning after such 35-year period shall be the Participant's Covered Compensation for the Plan Year during which such 35-year period ends. The Covered Compensation for a Participant for a Plan Year beginning before such 35-year period shall be the Taxable Wage Base in effect as of the beginning of the Plan Year. The Covered Compensation for a Participant shall be automatically adjusted for each Plan Year. For purposes of this definition, the term "Taxable Wage Base" shall mean the contribution and wage base under Section 230 of the Social Security Act, as the same may be amended from time to time.

         CREDITED SERVICE. Credited Service means Credited Service determined as described in Section 7.02.

         EARNINGS. With respect to any Employee, Earnings for a Plan Year means the total wages or earnings received by the Employee for services rendered by him to the Company and Affiliated Companies during the calendar year ending in the Plan Year, as reported on Internal Revenue Service Form W-2, including the amount of any performance bonus actually paid to such Participant during such Plan Year but excluding any payment, allowance, bonus or premium determined or paid solely by reason of the location at which the services were rendered to the Employer, any payment which is not considered compensation for services rendered and any amounts paid in a form other than cash. Notwithstanding the above, in the event a Participant has an Authorized Leave of Absence without earnings due to sickness, accident, military or government service, or any other cause, and such Authorized Leave of Absence is for a period in excess of one month during a calendar year, his Earnings for the Plan Year in which said calendar year ends shall not be less than his Earnings for the preceding Plan year. Earnings for plan years under the Prior Plan beginning before March 1, 1956, shall be determined as provided in the Prior Plan in effect prior to March 1, 1970.


ELIGIBLE EMPLOYEE. Eligible Employee means an Employee who is either:

         (a) a salaried or commissioned Employee, or

         (b) an hourly paid Employee on the office payroll, or engaged in a supervisory, administrative, engineering or professional capacity, or performing work of the type most frequently performed by salaried Employees whose terms and conditions of employment are not determined by a collective bargaining agreement which does not extend the Plan to said Employee, or who is not a participant in another plan of retirement income to which the Employer contributes and under which such Employee is accruing benefits for current service, or

         (c) any hourly-rated shop and warehouse, production, maintenance and mechanical employee not covered by a collective bargaining agreement who is regularly employed by the Employer in its Mechanical Seal Division or in its Pump Division or in its Fluid Controls Division in Van Nuys, California, or

         (d) any employee of the Employer in its United Centrifugal Pump Division except if such employee's wages and working conditions are determined pursuant to a collective bargaining agreement, if there is evidence that retirement benefits were the subject of good faith bargaining in association with such collective bargaining agreement which does not expressly provide for participation in this Plan or
                                       7
the United Centrifugal Pumps Second Amended and Restated Defined Benefit Pension Plan.

         EMPLOYEE. Employee means any resident of the United States employed by an Employer, including Leased Employees within the meaning of section 414(n)(2) of the Code, and any citizen of the United States employed by an Employer or by a foreign subsidiary of the Company, which subsidiary has entered into an agreement with the Company under Section 3121(1)of the Code which is in effect and as to whom no contributions under a funded plan of deferred compensation are being provided by any other person with respect to the earnings paid to such individual by such subsidiary. Notwithstanding the foregoing, if Leased Employees constitute less than twenty percent of the Employer's non-highly compensated work force within the meaning of section 414(n)(1)(C)(ii) of the Code, the term "Employee" shall not include those Leased Employees covered by a plan described in section 414(n)(5) of the Code. If approved by the Committee, the term Employee may include a non-U.S. citizen who is employed by the Company, its subsidiaries or affiliates outside of the United States. The term Employee shall not include a non-U.S. citizen who is temporarily transferred to an Employer.

         EMPLOYER. Employer means the Company and the divisions, subsidiaries and Affiliated Companies of the Company which are participating in the Plan. Divisions of the Company shall participate in the Plan as determined from time to time by the Committee. Subsidiaries and Affiliated Companies of the Company shall participate in the Plan by taking appropriate corporate action with the Committee's consent. BWIP Inc., effective as of January 1, 1994 has adopted the Plan, and shall thenceforth be deemed an Employer for all purposes under the Plan.

         ERISA. ERISA means the Employee Retirement Income Security Act of 1974, P.L.93-406, as hereafter amended from time to time.

         FINAL AVERAGE EARNINGS. Final Average Earnings means one-fifth of the aggregate Earnings paid to a Participant during the highest five consecutive complete Plan Years within the last ten complete Plan Years of his Continuous Service immediately preceding the earlier of his Termination Date. For a Participant with less than five consecutive complete Plan Years of Continuous Service, the Final Average Earnings means the sum of his Earnings for the last five complete Plan Years of Continuous Service (or actual number of complete Plan Years of Continuous Service if less than five) immediately preceding his Termination Date divided by the actual number of such Plan Years.

         For purposes of determining the Final Average Earnings of an Employee who was a participant in the Prior Plan on December 31, 1986 and who became a Participant in this Plan in connection with the sale of BW/IP by Borg-Warner Corporation on May 20, 1987, amounts of compensation received during employment with a member of the Borg-Warner Corporation controlled group of corporations prior to January 1, 1987 that would have been treated as Earnings pursuant to the Prior Plan shall be considered Earnings of the Employee pursuant to this Plan.

         Solely for purposes of determining the Final Average Earnings of an Employee who was a participant in the Mechanical Seal Plan, the Pump Division Plan, the Fluid Controls Plan or the UCP Plan prior to April 1, 1989 amounts of compensation received during employment with the Mechanical Seal Division, the Pump Division, the Fluid Controls Division, or the UCP Division of the Employer or with United Centrifugal Pumps that would have been treated as Earnings hereunder if the Employee was covered hereby when such compensation was earned shall be considered Earnings of the Employee pursuant to this Plan.

         HIGHLY COMPENSATED EMPLOYEE. Highly Compensated Employee means an Employee who, as required by, and as that term shall be interpreted consistently with, Section 414(q) of the Code:

                  (i) is a 5% owner (as defined in Section 416(i)(1)(iii) of the Code) at any time during the Determination Year or the Look-Back Year;

                  (ii) receives compensation in excess of $75,000, as adjusted by the Secretary of the Treasury, during the Look-Back Year;

                  (iii) receives compensation in excess of $50,000, as adjusted by the Secretary of the Treasury, during the Look-Back Year and is a member of the Top Paid Group for the Look-Back Year; or

                  (iv) is an officer, within the meaning of Section 416(i) of the Code, during the Look-Back Year and who receives compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the Look-Back Year begins;

                  (v)      is both (A) described in subparagraphs (ii), (iii) or
                           (iv) above when these provisions are modified substituting the Determination Year for the Look-Back Year and (B) is among the group consisting of the 100 Employees with the greatest compensation during the Determination Year. Solely for purposes of this definition, the following special rules and definitions shall apply:

                  (vi) "Determination Year" shall mean the Plan Year with respect to which the determination is being made.

                  (vii) "Look-Back Year" shall mean the twelve-month period immediately preceding the Determination Year; provided, however, that the Company may elect to treat the calendar year ending with the Determination Year as the Look-Back Year.

                  (viii) "Top Paid Group" shall mean the group of Employees consisting of the top 20 percent of all Employees when ranked on the basis of Compensation paid during each year. For purposes of determining the number of Employees in the Top Paid Group, employees described in Section 414(q)(8) of the Code and Q&A 9(b) of
                           Section 1.414(q)-1T of the Treasury Regulations shall be excluded.

                  (ix) The number of officers is limited to 50 (or, if lesser, the greater of 3 Employees or 10 percent of Employees).

                  (x) When no officer has Compensation in excess of 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code, the highest paid officer shall be a Highly Compensated Employee.

                  (xi) "Compensation" shall mean compensation within the meaning of Section 415(c)(3) of the Code including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

                  (xii) The term "Highly Compensated Employee" shall include a former Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service, or such Employee was a Highly Compensated Employee at any time after attaining age 55.

                  (xiii) To the extent that any provision of this definition shall conflict with any provision of final regulations issued by the Secretary of the Treasury under Section 414(q) of the Code, the provisions hereof shall cease to have effect to extent of such conflict.

         LEASED EMPLOYEE. Leased Employee means, with respect to services performed after December 31, 1986, any individual (other than a common law employee of an Employer) who, pursuant to an agreement between an Employer and any other person (the "leasing organization"), has performed services for such Employer or for such Employer and related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis (as defined in regulations under Section 414(n) of the Code) for a period of at least one year, and such services are of a type historically performed by employees in the business field of such Employer. Contributions or benefits provided by the leasing organization which are attributable to the services performed for such Employer shall be treated as provided by such Employer. Notwithstanding anything in this Section to the contrary, an individual shall not be considered a Leased Employee during any Plan Year in which (i) the leasing organization sponsors a money purchase pension plan which provides a nonintegrated employer contribution of ten percent of compensation, full and immediate vesting, and immediate participation for all employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization); (ii) the individual in question participates in the leasing organization's plan; and
(iii) Leased Employees (determined without regard to this sentence) constitute less than twenty percent of the work force of the Employer and any Affiliates. For purposes of the preceding sentence, "compensation" shall mean an individual's compensation as defined under Section 415 of the Code, except that "compensation" shall exclude Pre-Tax Contributions hereunder (or any other elective deferrals under any plan maintained by the Employer or any Affiliate), and any amount which the individual would have received in cash but for an election under a cafeteria plan (within the meaning of Section 125 of the Code) maintained by the Employer or any Affiliate."

         NONHIGHLY COMPENSATED EMPLOYEE. Nonhighly Compensated Employee means an Employee of the Employer who is neither a Highly Compensated Employee nor a family member described in Section 414(q)(6)(B) of the Code.

         HOUR OF SERVICE. Hour of Service means an hour for which an employee is paid or entitled to payment for the performance of duties for the Company or an Affiliated Company.

         INACTIVE PARTICIPANT. Inactive Participant means a person who participated in the Plan and subsequently ceases to be an Eligible Employee.

         INVESTMENT COMMITTEE. Investment Committee means the BW/IP Investment Committee designated by the Board to have the Investment Responsibilities under the Plan designated in Section 8.

         NORMAL RETIREMENT DATE. Normal Retirement Date of a Participant means the later of (i) the date he reaches age sixty-five (65) or (ii) the fifth anniversary of the date his participation in the Plan commenced if such Participant commences participation in the Plan at age 60 or older.

         PARTICIPANT. Participant means an Eligible Employee participating in the Plan in accordance with Section 3.

         PENSION. Pension means a series of monthly amounts which are payable to a person who is entitled to receive benefits under the Plan.

         PLAN. Plan means the BW/IP International, Inc. Retirement Plan.

         PLAN YEAR. A Plan Year means the 12 consecutive calendar months beginning each January 1.

         PRIMARY SOCIAL SECURITY BENEFIT. Primary Social Security Benefit means the annual amount available to the Participant at age 65 (or upon actual retirement, if later) under the provisions of Title II of the Social Security Act in effect at the time of his

Termination Date, without regard to any increase in the wage base, or benefit levels that take effect thereafter. However, if his Termination Date occurs prior to age 65, the Participant's Primary Social Security Benefit shall be estimated by assuming continuation of his Earnings until age 65 at the same rate as in effect during the last completed Plan Year before his Termination Date. The computation of the Participant's Primary Social Security Benefit shall assume that his compensation for years prior to the last complete Plan Year before his Termination Date is his Earnings during the last complete Plan Year before his Termination Date discounted at 6% per year. However, a Participant may submit documentation of actual salary history (in accordance with the provisions of Section 5.08) which shall be used to determine compensation in computing that Participant's Primary Social Security Benefits in lieu of the assumptions set forth in this definition. The fact that a Participant does not actually receive a Primary Social Security Benefit because of failure to apply or continuance of work, or for any other reason, shall be disregarded.

         PRIOR PLAN. Prior Plan means the Borg-Warner Corporation Retirement Plan as in effect on December 31, 1986 unless another effective date is specifically provided.

         SOCIAL SECURITY BENEFITS. Social Security Benefits means unreduced old age benefit payments or disability benefit payments (other than those payable because of military service) under the Federal Social Security Act, as amended, or under any future Federal legislation, amending, superseding, supplementing or incorporating the Federal Social Security Act to which the Participant or former Participant would be entitled upon proper application therefor, assuming that the Pension paid under this Plan is his only income.

         SOCIAL SECURITY RETIREMENT AGE. The age used as the retirement age for the Participant under section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(1)(2) of such Act were 62.

         TERMINATION DATE. Termination Date means the earliest of the date a Participant terminates his employment with all Employers and Affiliated Companies by reason of a voluntary quit, involuntary discharge, death, or his retirement under the Plan or under the Prior Plan.

         TOTALLY AND PERMANENTLY DISABLED. A Participant shall be deemed to be Totally and Permanently Disabled when on the basis of medical evidence, it is determined by the Committee that:

(a) he is totally disabled by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment (for remuneration or profit) for which he is or may become reasonably fitted by reason of education, training or experience, but excluding a disability resulting from service in the armed forces of any country, participation in a felonious criminal act, or intentional self infliction; and

(b) his disability will continue during the remainder of his life.

         TRUST FUND. Trust Fund means the trust fund established and maintained under the Plan, to which all contributions are paid and from which all benefits are disbursed.

         TRUSTEE. Trustee means the bank, trust company or other entity acting at any time as trustee of the Trust Fund.

1.       SECTION - PARTICIPATION

1.1 PARTICIPATION. Each Eligible Employee, other than a Leased Employee, shall become a Participant in the Plan on the first day of the calendar month coincident with or next following the date on which he has both: (i) completed a one year period of Continuous Service and (ii) attained the age of 21; provided, however, if an Eligible Employee satisfies the requirements of this Section 3.01 while on an Authorized Leave of Absence, he shall become a Participant on the first day of the calendar month coincident with or next following the date on which he returns to active employment.

         Participation in the Plan shall terminate if an Employee ceases to be an Eligible Employee.

1.1 TRANSFER. If a person is transferred from a position in which he was excluded from participation in the Plan to a position in which he is not so excluded, he shall be eligible to participate under the Plan as of the first day of the calendar month coincident with or next following the later of (i) such transfer date or (ii) the date as of which he satisfied the requirements of Subsection 3.01.

1.2 SPECIAL TRANSITIONAL RULES IN CONNECTION WITH THE SALE OF BORG-WARNER INDUSTRIAL PRODUCTS, Inc. This Plan was adopted by the Employer effective as of January 1, 1987 as a continuation of the Prior Plan for former employees of Borg-Warner Corporation or its subsidiaries who became or continued to be employees of the

         Employer following and in connection with the sale of Borg-Warner Industrial Products, Inc. by Borg-Warner Corporation on May 20, 1987 (the "Sale"). It is the intent of the following transitional rules that this Plan be interpreted as assuring the uninterrupted continuation of the provisions of the Prior Plan for employees of the Employer who were or would have been eligible to participate in the Prior Plan before the Sale. (Nevertheless, the Company reserves the right to amend the Plan as provided herein so long as no such amendment adversely affects benefits accrued by such employees prior to the effective date of amendment.) Therefore, notwithstanding any provision of the Plan to the contrary, each employee of the Employer who was immediately prior to January 1, 1987, a participant in the Prior Plan shall, as of such date, be a Participant in this Plan. For purposes of determining eligibility to participate and vesting, qualifying service shall include all periods of employment which would have been taken into account in computing qualifying service under the Prior Plan as in effect immediately before the Sale. Notwithstanding any other provision of the Plan, no Participant in this Plan shall derive any accrued benefit hereunder with respect to any period during which he was also a participant in the Prior Plan and accordingly there shall be no duplication of benefits with respect to such Participant.

1.3      SPECIAL TRANSITIONAL RULES IN CONNECTION WITH THE PLAN MERGER
EFFECTIVE APRIL 1, 1989. Pursuant to Supplement B effective April 1, 1989 hereto, the Mechanical Seal Plan, the Pump Division Plan, the Fluid Controls Plan and the UCP Plan (the "Merged Plans") were merged into this Plan. In order to recognize prior service of participants in and employees covered by such plans for eligibility, participation and vesting purposes (but not for benefit accrual purposes) service of such participants and employees under such plans for all periods of employment shall be taken into account for purposes of determining eligibility to participate and vesting hereunder as if such periods of employment would have been taken into account in computing qualifying service if earned hereunder.

         Any person who is a participant as of April 1, 1989 in the Merged Plans shall continue to be a Participant hereunder from and after such date subject otherwise to the terms hereof.

         In no event, however, shall any Participant in this Plan derive any accrued benefit hereunder with respect to any period during which he was a participant in the Merged Plans, all such accrued benefits being determined under the applicable Merged Plan as provided in Supplement B hereto, and accordingly there shall be no duplication of benefits with respect to such Participant.

1.       SECTION - ELIGIBILITY FOR RETIREMENT PENSION

1.1 NORMAL RETIREMENT. A Participant shall be eligible for a Normal Retirement Pension if his Termination Date occurs on or after his Normal Retirement Date. Payment of a Normal Retirement Pension shall commence on the first day of the calendar month coincident with or next following his actual retirement.

1.2 EARLY RETIREMENT. A Participant shall be eligible for an Early Retirement Pension if his Termination Date occurs on or after his fifty-fifth birthday and prior to his Normal Retirement Date and he elects to commence his Early Retirement immediately after his Termination Date. Payment of an Early Retirement Pension shall commence on the first day of the calendar month coincident with or next following his Early Retirement.

1.3 DISABILITY RETIREMENT. A Participant who has not reached his Normal Retirement Date and who is not receiving an Early Retirement Benefit under this Plan shall be eligible for a Disability Retirement Pension if:

(a) He has been Totally and Permanently Disabled for a continuous period of at least six months and

(b) He was a Participant on the date his Total and Permanent Disability commenced and he had completed at least ten years of Continuous Service prior to that date.

Payment of a Disability Retirement Pension will commence on the first day of the calendar month coincident with or next following the date the Participant fulfills the provisions of this Section 4.03, provided he is Totally and Permanently Disabled at that time.

1.1 VESTED DEFERRED RETIREMENT. A Participant or an Inactive Participant shall be eligible for a Vested Deferred Retirement Pension if for any reason, other than death, he terminates employment with the Company and its Affiliated Companies prior to his retirement under the Plan and (i) he has at least 5 years of Continuous Service or (ii) he is age fifty-five or older on the date of such termination.

         a) Any Eligible Employee who was a Participant in the Plan on December 31, 1988 and who completes at least four years of Continuous Service shall be eligible to receive forty percent (40%) of his Vested Deferred Retirement Benefit after completing four years of Continuous Service and shall be eligible to receive one hundred percent (100%) of his Vested Deferred Retirement Pension after completing five years of Continuous Service.

         b) Any Eligible Employee who becomes a Participant in the Plan on or after January 1, 1989 shall be eligible to receive one hundred percent (100%) of his Vested Deferred Retirement Pension after completing five years of Continuous Service.

Payment of a Vested Deferred Retirement Pension shall commence on the first day of the month coincident with or next following his sixty-fifth birthday. Any person entitled to a Vested Deferred Retirement Pension under the Plan may, however, elect to receive his benefit commencing on the first day of any month coincident with or next following his fifty-fifth birthday, in an amount actuarially reduced based on the actuarial assumptions described in Section 2. Such election must be made on a written application filed with the Committee, provided, however, such written application may not be made prior to the sixtieth day preceding his fifty-fifth birthday.

1.1 VESTING OF FLUID CONTROLS DIVISION EMPLOYEES. Notwithstanding any other provision hereof, in the event of a sale of the assets of Fluid Controls Division of the Company to E-Systems, Inc. on or before December 31, 1994, any Participant in the Plan who is actively employed in the Fluid Controls Division of the Company on the date immediately preceding the closing date of such sale shall be entitled to a Vested Deferred Pension Benefit as if such Participant had, for vesting purposes only, five years of Continuous Service as of such date.

1.2      VESTING OF FRESNO PUMP DIVISION EMPLOYEES.

         Notwithstanding any other provision hereof, any Participant in the Plan who is actively employed in the Fresno Pump Division of the Company on January 9, 1995 and who terminates from the Company during 1995 shall be entitled to a Vested Deferred Pension Benefit as if such Participant had, for vesting purposes only, five years of Continuous Service as of such date.

1.       SECTION - AMOUNT OF RETIREMENT BENEFIT

1.1 NORMAL RETIREMENT PENSION. Effective as of January 1, 1989 for Participants who accrue an Hour of Service from and after such date, the monthly Normal Retirement Pension will be an amount, except as otherwise provided herein and specifically subject to Sections 5.05, 5.06, 5.07 and 12, equal to the greater of (a) or (b):

(a)      one-twelfth of the sum of (i), (ii) and (iii):

(i) 1.15% of his Final Average Earnings, but not in excess of his Covered Compensation, multiplied by the number of Plan Years and fractions thereof, with completed months as twelfths, of his Credited Service.

(ii) 1.6% of his Final Average Earnings in excess of his Covered Compensation multiplied by the number of Plan Years and fractions thereof, with completed months as twelfths, of his Credited Service.

(iii) .50% of his Final Average Earnings, multiplied by the number of Plan Years and fractions thereof, with completed months as twelfths, of his Continuous Service in excess of 30 years but not in excess of 40 years.

Provided, however, and continued subject to Sections 5.05, 5.06, 5.07 and 12, as to any Participant who was a Non-Highly Compensated Employee prior to January 1, 1992 the amount of his monthly Normal Retirement Pension shall not be less than the amount of his monthly Normal Retirement Pension which would have been accrued as of December 31, 1991, and as to any Participant who was a Highly Compensated Employee prior to January 1, 1992 the amount of his monthly Normal Retirement Pension shall not be less than the amount of his monthly Normal Retirement Pension which was accrued as of December 31, 1988, each under the following formula:

         One-twelfth of the sum of (i) and (ii):

              (i) 1.6% of his Final Average Earnings multiplied by the number of Plan Years and fractions thereof, with completed months as twelfths, of his Credited Service; less 1% of his Primary Social Security Benefits multiplied by the number of Plan Years and fractions thereof, with completed months as twelfths, of his Credited Service.

              (ii) .50% of his Final Average Earnings, multiplied by the number of Plan Years and fractions thereof, with completed months as twelfths, of his Continuous Service in excess of 30 years but not in excess of 40 years.

(a)      The "Minimum Normal Retirement Pension" which shall mean:

(i) in the case of an individual who was a Participant under the Prior Plan on December 31, 1984 and had reached age fifty-five (55) on or prior to December 31, 1984, the amount of the monthly Normal Retirement Pension to which he would be entitled at his Normal Retirement Date determined under the provisions of the Prior Plan as in effect prior to January 1, 1985, and based on his Continuous Service, Credited Service and Final Average Earnings at his Normal Retirement Date;

(ii) in the case of an individual who was a Participant under the Prior Plan on December 31, 1984 and had not reached age fifty-five (55) on or prior to December 31, 1984, the amount computed as of December 31, 1984, to be the monthly Normal Retirement Pension to which he would be entitled at his Normal Retirement Date determined under the provisions of the Prior Plan as in effect prior to January 1, 1985.

The Normal Retirement Pension of a Participant shall not be decreased by reason of any increase in the benefit levels or wage base under the provisions of Title II of the Social Security Act if such increase takes place after the earlier of the date as of which the Participant begins to receive payments under the Plan or the date the Participant separates from service.

The Normal Retirement Pension of a Participant who continues in the employ of an Employer after his Normal Retirement Date shall be the greater of (1) the Actuarial Equivalent of the Normal Retirement Pension to which the Participant would have been entitled at his Normal Retirement Date, adjusted to reflect the value, if any, of the amount of benefits accrued by him as of his Normal Retirement Date and not paid to him for any calendar month commencing on or after his Normal Retirement Date in which he fails to complete at least one Hour of Service per day (which service qualifies as "Section 203(a)(3)(B) service" under ERISA Regulation Section 2530.203-3(c)(1)) for at least eight days during that calendar month, and (2) the amount of a benefit computed as a Normal Retirement Benefit based upon the Participant's Continuous Service and Credited Service at his actual date of retirement from the Company and all Affiliated Companies. Notwithstanding the foregoing, but continued subject to Sections 5.05, 5.06, 5.07 and 12, a Participant's Normal Retirement Pension under the Plan at any time after December 31, 1993 will be equal to the greater of (a) or (b) below:

         (a)      the sum of (1) and (2) below:

                  (1) the Participant's Normal Retirement Benefit, determined under the Plan as of December 31, 1993 (determined without regard to the $150,000 limit on Compensation described in the definition of Compensation set forth in Section 2, but after application of the limitation on the maximum amount of Compensation permitted to be taken into account under the Plan pursuant to Code Section 401(a)(17) immediately prior to the adoption of the $150,000 limit, where applicable),

                  (2) the Participant's Normal Retirement Pension based all periods of Credited Service and Continuous Service, as applicable, otherwise taken into account in determining his Normal Retirement Pension earned after December 31, 1993 (determined by applying the $150,000 limit on Compensation to all years, whether before 1994 or after 1993),

         (b) the Participant's Normal Retirement Pension based on all periods of Credited Service and Continuous Service, as applicable, otherwise taken into account in determining his Normal Retirement Pension (whether completed before 1994 or after 1993) and determined by applying the $150,000 limit on Compensation to all years (whether before 1994 or after 1993).

         In no event shall a Participant's Normal Retirement Pension be less than the Participant's Normal Retirement Pension on the date immediately preceding the date on which any Plan provision that affects accrued benefits is amended.

1.1 EARLY RETIREMENT PENSION. The monthly Early Retirement Pension will be an amount, as determined in accordance with the provisions of Section 5.01, based on his Continuous Service and Credited Service at his Early Retirement Date, multiplied by the percentages set forth in the Table contained in Exhibit A hereof adopted by his Employer and in effect on the date of his Early Retirement.

1.1 DISABILITY RETIREMENT PENSION. The monthly Disability Retirement Pension will be an amount, subject to Sections 5.05, 5.06, 5.07 and 12, equal to the sum of (a) and (b):

(a) The amount determined in accordance with Section 5.01, based on his Continuous Service and Credited Service prior to the earlier of his Termination Date or the first anniversary date of the date his Authorized Leave of Absence for medical reasons commenced.

(b) If the Participant is not entitled to Social Security Benefits, an amount equal to $2.80 multiplied by his complete Plan Years of Continuous Service prior to the applicable date described in Subsection 5.03(a).

The amounts so determined above in accordance with (a) and (b) shall be reduced by any amount payable due to any sickness, injury or disability benefits under any Employer sponsored plan, except for any benefits provided by any long term disability income plan under which the benefits are reduced by the benefits payable under this Plan.

1.1 VESTED DEFERRED RETIREMENT PENSION. The monthly Vested Deferred Retirement Pension will be an amount as determined in accordance with Section
5.01 of the Plan, as in effect on the date he ceased to be an Eligible Employee and based on his Continuous Service and Credited Service at that date, multiplied by his Vested Percentage.

1.1 MAXIMUM BENEFIT. Effective January 1, 1987, the monthly benefits provided under the Plan and all defined benefit plans maintained by the "BW/IP Companies" (as defined in Subsection 5.06(g)) shall not exceed the lesser of one-twelfth of his "Average Earnings for His High Three Years" (as defined in Subsection 5.06 (c)) or $7,500 ("Dollar Limitation"); subject to the following:

(a) The Dollar Limitation shall apply to the Actuarial Equivalent of the single life Pension excluding the value of the Surviving Spouse Benefit, if applicable, as provided in Section 6.02.

(a) If the Participant has fewer than 10 years of Participation in this Plan at retirement, the applicable Dollar Limitation shall be multiplied by a fraction, of which the numerator is the number of years of Participation and the denominator is 10 and if the Participant has fewer than 10 years of Continuous Service at retirement, then his Average Earnings for His High Three Years shall be multiplied by a fraction, of which the numerator is the number of years of Participation and the denominator is 10.

(b) Notwithstanding the Dollar Limitation of this Section 5.05, a Participant shall receive a monthly benefit which is not less than the amount of his accrued monthly pension as of December 31, 1982, determined under the provisions of the Prior Plan as then in effect, and a Participant shall receive a monthly benefit which is not less than the amount of his accrued monthly pension as of December 31, 1986.

(c) The Dollar Limitation of $7,500 shall be increased by the cost of living adjustment factor as provided under Section 415 (the "Adjustment Factor").

(d) If the retirement benefit of a Participant commences before the Participant's Social Security Retirement Age, the Dollar Limitation shall be adjusted so that it is the Actuarial Equivalent of an annual benefit of $90,000 multiplied by the Adjustment Factor, as prescribed by the Secretary of the Treasury, beginning at the Social Security Retirement Age. The adjustment provided for in the preceding sentence shall be made in such manner as the Secretary of the Treasury may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act.

(e) If the retirement benefit of a Participant commences after the Participant's Social Security Retirement Age, the Dollar Limitation shall be adjusted so that it is the actuarial equivalent of a benefit of $90,000 beginning at the Social Security Retirement Age, multiplied by the Adjustment Factor as provided by the Secretary of the Treasury, based on the lesser of the interest rate assumption under the Plan or on an assumption of five percent (5%) per year.

(f) The foregoing limitations shall apply to the Plan and all defined benefit plans maintained by the BW/IP Companies. Company. Any reduction necessary to comply with this provision shall first come under the defined benefit plan that provides the Participant with the greatest Retirement Pension.

1.1 MAXIMUM BENEFIT FOR PARTICIPATION IN MORE THAN ONE PLAN. If a Participant also participates in one or more defined contribution plans of an BW/IP Companies, then in no event, except as otherwise provided by ERISA, shall the sum of his Defined Benefit Plan Fraction and his Defined Contribution Plan
Fraction (both as defined below) exceed 1.0. This requirement shall be applied by the Committee in accordance with the following which shall be effective as of January 1, 1987:

(a) A Participant's "Defined Benefit Plan Fraction" for any Plan Year is a fraction, the numerator of which is his Projected Annual Benefit (as defined below) determined at the end of such year under this Plan and all defined benefit plans maintained by the BW/IP Companies and the denominator of which is the lesser of:

         (i)    1.25 multiplied by $90,000 as adjusted by the Adjustment
         Factor, or

         (ii) 1.4 multiplied by 100% of his Average Earnings for His High Three Years (as defined below).

(b) A Participant's "Projected Annual Benefit" means his Projected Annual Benefit under this Plan, adjusted for Participant contributions, if any, in accordance with regulations prescribed by the Secretary of Treasury, which is Actuarially Equivalent to an annual benefit commencing at his Normal Retirement Date.

(c) A Participant's "Average Earnings for His High Three Years" means his average annual Limitation Compensation during that period of three consecutive calendar years of his participation in the Plan (or during his actual number of such years of participation if less than three such years) in which his aggregate Limitation Compensation from an Affiliated Company were the greatest.

"Limitation Compensation" is defined as wages within the meaning of section 3401(a) of the Code (for purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

(d) A Participant's "Defined Contribution Plan Fraction" for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions (as defined below) to his accounts under all defined contribution plans of the BW/IP Companies for all years as of the close of such year, and the denominator of which is the sum of the Maximum Annual Additions (as defined below) for each year of his employment with the BW/IP Companies, subject to the transitional rules described in Sections 415(e)(4) and 415(e)(6) of the Code.

(e) A Participant's "Annual Addition" for any Plan Year means the sum for that year of:

                  (i) the contributions of the BW/IP Companies and the amount of forfeitures, if any, credited to his account under any defined contribution plan maintained by any of the BW/IP Companies;

                  (ii) the amount of such Participant's own contributions for such year to any defined contribution plan maintained by the BW/IP Companies other than his 'rollover contributions' (as defined in section 402(c), 403(a)(4), 403(b)(8) or 408(d)(3) of the Code); and

                  (iii) amounts, if any, described in sections 415(l) and 419A(d)(2) of the Code relating to amounts allocated to the Participant's medical account under such plan.

(a) A Participant's "Maximum Annual Addition" for any Plan Year means the lesser of:

                  (i) 1.25 multiplied by $30,000 adjusted by the Adjustment Factor; or

                  (ii) 1.4 multiplied by 25% of his compensation (as defined under Section 415(c)(3) of the Code.

(b) BW/IP Companies shall mean each Affiliated Company and the controlled group of corporations (within the meaning of section 1563(a) of the Code, determined without regard to section 1563(a)(4) and (e)(3)(C) thereof and substituting for the phrase "at least 80 percent" each place it appears in section 1563(a)(1) the phrase "at least 50 percent") whose common parent is BW/IP.

If a reduction in benefits or contributions is required under Section 415(e) of the Code, such reduction shall be applied to the benefits under this Plan. The limitations of this Section are intended to comply with the provisions of
Section 415 of the Internal Revenue Code, as amended, so that the maximum benefits provided by plans of the BW/IP Companies shall be exactly equal to the maximum amounts allowed under Section 415 of the

Code and regulations thereunder. If there is any discrepancy between the provisions of this Section 5.06 and the provisions of Section 415 of the Code and regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of the Code.

1.1 NONDUPLICATION OF BENEFITS. The amount of any benefit payable under this Plan shall be reduced by the Actuarial Equivalent of any benefit payable at any time under any pension plan other than this Plan, which meets the requirements of Section 401 of the Code, and to which contributions have been made by the Company or the BW/IP Companies, that is attributable to any period included in the years of Continuous Service and Credited Service used in computing the Pension under this Plan.

1.2 NOTICE OF OPTION TO DETERMINE PRIMARY SOCIAL SECURITY BENEFITS BY ACTUAL SALARY HISTORY. A Participant's Primary Social Security Benefit shall be computed as set forth in Section 2 of the Plan. A Participant shall have the right to have his Primary Social Security Benefit recomputed on the basis of the Participant's actual Social Security salary history up to his Termination Date instead of estimated compensation. A Participant shall be furnished with a clear written notice of his right to supply such actual salary history, of the financial consequences of failing to supply such history, and that the Participant can obtain such actual salary history on a year-by-year basis from the Social Security Administration. The notice shall be included with each summary plan description provided to the Participant and shall also be given to the Participant upon his Termination Date.

If the Participant supplies documentation from the Social Security Administration of his actual year-by-year salary history, the Participant's Primary Social

Security Benefit, which previously was estimated, shall be recalculated based on the actual salary history prior to his Termination Date. Such documentation must be provided to the Committee within a reasonable time following the later of the date of the Participant's Termination Date and the time when the Participant is notified by the Committee of the amount of the benefit to which he is entitled.

1.1      COLA CESSATION. The automatic cost of living adjustment as provided in
Section 5.05 of the Prior Plan as in effect prior to January 1, 1985, shall apply only to a Participant or former Participant whose Termination Date occurred prior to January 1, 1985, or the surviving spouse or beneficiary of such Participant or former Participant, and only to benefits earned under the Prior Plan prior to that date.

1.       SECTION - MANNER OF PAYMENT

1.1 NORMAL FORM OF BENEFIT PAYMENT. Retirement Pension will be paid monthly on an immediate life annuity basis except as otherwise provided in this
Section 6.

1.2        SURVIVING SPOUSE BENEFIT.

         (a) If a Participant or a former Participant eligible to receive or receiving a Pension (but not including a former Participant eligible to receive or receiving a Vested Deferred Retirement Pension, unless his termination of employment with his Employer occurred on or after January 1, 1979 by reason of the sale or discontinuance of all or a substantial portion of his Employer's operation or any similar event beyond the control of the Participant, as determined by the Committee in its sole discretion) shall die, a Surviving Spouse's Benefit in addition to the benefit under Paragraph A-3 of Supplement A, if applicable, shall be payable to his surviving spouse provided:

                           (i) he shall have reached age fifty-five (55) on or
                  prior to his Termination Date, unless he is receiving a Disability Retirement Pension, and

                           (ii) he shall have been married to such surviving
                  spouse at the time of his Pension commencement date, if applicable, and for a period of at least one year immediately preceding the date of his death, and

                           (iii) he shall not have elected during his Election
                  Period to reject the Surviving Spouse Benefit in accordance with Section 6.06.

(b) The amount of the Retirement Pension payable to a Participant or former Participant described in Subsection 6.02(a) shall be equal to 95% of the monthly Retirement Pension which would have been payable to him under Section 6.01.

(c) The monthly retirement benefit payable to a surviving spouse of a Participant or former Participant described under Subsection 6.02(a) shall be fifty percent of (i) the amount of the Retirement Pension he was receiving at the time of his death, less the amount he was receiving under Subsection 5.03(b), if applicable, or (ii) if he was not then receiving a Retirement Pension, the Retirement Pension he would have been eligible to receive if he had commenced receiving his Pension on the first day of the month next following his death.

(d) The provisions of Subsection 6.02(b) shall not reduce the amount of a monthly retirement benefit payable to a Participant (or former Participant) and his surviving spouse below:

         (i) In the case of an individual who was a Participant under the Prior Plan on December 31, 1984 and had reached age fifty-five (55) on or prior to December 31, 1984, the amount of monthly retirement benefit which would have been payable to such person under the provisions of the Prior Plan as in effect prior to January 1, 1985, and based on his Continuous Service, Credited Service and Final Average Earnings at his Termination Date.

         (ii) In the case of an individual who was a Participant under the Prior Plan on December 31, 1984 and had not reached age fifty-five (55) on or prior to December 31, 1984, the amount of monthly retirement benefit which would have been payable to such person had the Participant retired immediately prior to January 1, 1985.

1.3      AUTOMATIC DEATH BEFORE AGE 55 SURVIVING SPOUSE BENEFIT.

         (a) If a Participant who is eligible to receive a Vested Deferred Retirement Pension (but not including a former Participant eligible to receive or receiving a Vested Deferred Retirement Pension) shall die prior to his fifty-fifth birthday, a surviving spouse benefit, as described in Subsection 6.03(b), shall be payable to his surviving spouse (commencing at the time described in Subsection 6.10(c)) provided he shall have been married to such spouse at least one year immediately preceding the date of his death.

         (b) The monthly retirement benefit payable to a surviving spouse of a Participant described under Subsection 6.03(a) shall be fifty percent of the amount of Retirement Pension he would have received under Subsection 6.02(b) had he died on his fifty-fifth birthday, based on his Continuous Service, Credited Service, Final Average Earnings, Covered Compensation and Primary Social Security Benefits at the date of his actual death.

1.4 AUTOMATIC POST-TERMINATION SURVIVING SPOUSE BENEFIT. A former Participant eligible to receive a Vested Deferred Retirement Pension who is not entitled to coverage under Section 6.02, shall be deemed to have elected the surviving spouse benefit coverage described in this Section 6.04 for that portion of the period between his Termination Date and his Pension commencement date during which he has a spouse to whom he has been married for at least one year. If such former Participant dies prior to his Pension commencement date, the monthly retirement benefit payable to his spouse (to whom he has been married at least one year immediately preceding the date of his death) if surviving shall be equal to fifty percent of:

         (a) The reduced amount of Retirement Pension he would have received if he had commenced receiving his Pension under Section 6.05 on the first day of the month next following his death, if applicable, or

         (b) If he dies before his fifty-fifth birthday, the reduced amount of Retirement Pension he would have received had he died on his fifty-fifth birthday, based on his Continuous Service, Final Average Earnings and Primary Social Security Benefits at his Termination Date.

1.5 AUTOMATIC JOINT AND CONTINGENT ANNUITANT BENEFIT. In lieu of a benefit payment on a Life Annuity Basis, if a former Participant eligible to receive a Vested Deferred Retirement Pension (other than a former Participant entitled to coverage in Section 6.02) has a spouse to whom he has been married throughout the one-year period ending on his Pension commencement date, his Pension shall be paid in the form of an immediate 50% joint and contingent annuitant option as described in Subsection 6.07(a) under which such spouse will be deemed to be the Contingent Annuitant unless such Participant elects during his Election Period to reject the joint and contingent annuitant benefit in accordance with Section 6.06.

1.6      ELECTION AND ELECTION PERIOD.

         (a) Any election by a Participant (including a former Participant) to reject the benefits provided for under Section 6.02 or 6.05 ("Waiver") must be made in writing consented to by the Participant's spouse and filed with his Employer at any time, and from time to time, during his Election Period. A Participant's "Election Period" shall be the ninety-day period ending on his Pension commencement date.

         (b) The spouse's consent to a Waiver must acknowledge the effect thereof and be witnessed by a notary public. Such spouse's consent shall not be required if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because he has no spouse or his spouse cannot be located. A Waiver made by a Participant may be revoked by such Participant in writing without the consent of his spouse at any time during the Election Period. The number of revocations shall not be limited. A Waiver consented to by a former spouse of a Participant shall not be binding on his new spouse.

         (c) A written general explanation of the surviving spouse benefit shall be furnished to the Participant by his Employer within a reasonable period of time before his Pension commencement date (and consistent with Treasury Regulations).

1.7 OPTIONAL FORMS OF BENEFIT PAYMENT. In lieu of the Pension (including any surviving spouse benefit) payable pursuant to the foregoing provisions of this Section 6, a Participant (or former Participant, if indicated below) may elect to have his Retirement Pension payable in a reduced amount, determined on an Actuarial

Equivalent basis to the Pension otherwise payable to him on a Life Annuity basis (without regard to any surviving spouse benefit), under one of the options described below:

         (a) Contingent Annuitant: A Pension during the joint lives of the Participant or former Participant, and a person designated by him ("Contingent Annuitant"); so that after the death of the Participant or former Participant, payment of the same amount or a further reduced amount (as elected by the Participant or former Participant) will be paid to the Contingent Annuitant. If the Contingent Annuitant is not the spouse of the Participant or former Participant, the Actuarial Value of the income continued to the Contingent Annuitant after the death of the Participant or former Participant shall not exceed fifty percent of the excess of the Actuarial Value of the benefits to be paid to the Participant or former Participant and his Contingent Annuitant over the total contributions made by the Participant or former Participant under the Prior Plan.

         (b) Ten Year Certain and Continuous: A life income to the Participant or former Participant with payments for a minimum period of ten years. If the Participant or former Participant dies after commencement of the Pension and before he has received 120 monthly payments, his beneficiary will receive the Actuarial Value (as of the first day of the month following the Participant's or former Participant's death) of the balance of the remaining 120 monthly payments.

         (c) Cash Refund: A life income to the Participant or former Participant and upon his death, a payment to his beneficiary equal to the excess, if any, of the Actuarial Value of his Retirement Pension at Retirement Date over the aggregate

         Retirement Pension payments received prior to his death, computed as if no cost of living adjustments (as provided in Section 5.05 of the Plan as in effect under the Prior Plan prior to January 1, 1985) to his Pension had been made.

         (d) Installment Payments: Substantially uniform installment payments commencing no later than the later of the Participant's or former Participant's Normal Retirement Date or actual retirement date, to be paid to the Participant or former Participant or his beneficiary at least annually over a period of time elected by the Participant or former Participant and, to the extent necessary to insure compliance with the Code, ERISA and the terms of this Plan, as approved by the Committee; provided that the Actuarial Value of the Pension paid to the Participant or former Participant over his normal life expectancy shall be at least 50% of the Actuarial Equivalent thereof in excess of the total contributions made by the Participant or former Participant under the Plan.

         (e) Smaller Lump Sums: A distribution in a single lump sum of the entirety of the Participant's accrued benefit in the event that the Actuarial Value of the Participant's accrued benefit under this Plan, determined at the time and in accordance with Section 6.12 of this Plan (notwithstanding the above provisions of this Section 6.07), is not in excess of $7,500 and was not distributed under Section 6.12, to be paid to the Participant or former Participant or his beneficiary at the earliest date the Participant, former Participant or beneficiary would have otherwise been entitled to commence receiving benefits hereunder.

         For a Participant or former Participant whose Ten Year Certain and Continuous or Cash Refund option election was made effective under the Prior Plan prior to March 1, 1978, the payment to his beneficiary shall be in a lump sum or such other Actuarially Equivalent form as the Committee shall determine. For a Participant or former Participant whose Ten Year Certain and Continuous or Cash Refund option election was made effective under the Prior Plan on or after March 1, 1978 and before May 20, 1987 or is made under this Plan, the payment to his beneficiary shall be in a lump sum; provided, however, the Participant may elect, at the time he elects said option, to have the Actuarial Equivalent of said payment paid to the beneficiary in such form as the Committee shall determine.

1.1 ELECTION OF OPTIONAL FORM OF RETIREMENT BENEFIT. The election of an option under Section 6.07 must be made by a Participant in writing to his Employer during the Election Period, subject to the Waiver and spousal consent requirements in Section 6.06, and if applicable must state the name, sex and date of birth of the beneficiary or Contingent Annuitant, and the percentage of his Retirement Pension to be continued to the Contingent Annuitant after his death or the duration of any installment payments. The terms and conditions of these options are governed by the provisions of any applicable insurance company contract and by such rules and actuarial tables as may be adopted by the Committee. The options must be elected as follows:

         (a) In the case of Normal Retirement, the election must be made prior to his Pension commencement date and the option will become effective on the first day of the month next following the date of the election, but not prior to his Normal Retirement Date.

         (b) In the case of Early Retirement, the election must be made prior to his Early Retirement Date and the option will become effective on his Early Retirement Date.

         (c) In the case of Disability Retirement, the election must be made prior to his Normal Retirement Date and the option will become effective on his Normal Retirement Date.

         (d) In the case of a Vested Deferred Retirement, the election is to be made at the time he applied for such benefit and the option will become effective as of the date his benefits commence. If the Participant (or former Participant), his Contingent Annuitant or beneficiary dies prior to the effective date of the option, or if the Participant cancels the option prior to the effective date of the option, the election of the option shall become inoperative. If the Participant (or former Participant), his Contingent Annuitant or beneficiary dies on or after the effective date of the option, the election of the option shall continue to be operative. The election of the option by a Participant or former Participant who would otherwise be entitled to the benefit described in Sections 6.02 and 6.05 shall be inoperative unless he shall have rejected said benefit in accordance with Section 6.06.

1.2 LEVEL INCOME OPTION. If payment of an Early or Vested Deferred Retirement Pension commences prior to the earliest age as to which the Participant or former Participant will become eligible for an Old-Age Insurance Benefit under the Social

Security Act, the amount of the Pension may be adjusted so that an increased amount will be paid prior to such age and a reduced amount thereafter. The purpose of this adjustment is to enable the Participant or former Participant to receive, from this Plan and under the Social Security Act, an aggregate income in approximately a level amount for life. Such adjusted Pension payments shall be the Actuarial Equivalent of the Pension otherwise payable to such Participant, and the option may be elected in conjunction with the Early Retirement Pension or the Vested Deferred Retirement Pension payable on either a Life Annuity basis or as otherwise provided in Section 6.02, 6.04 or 6.05.


              6.10     COMMENCEMENT AND DURATION OF RETIREMENT PENSION.

         (a) A Participant's or former Participant's Retirement Pension will commence on the later of the date set forth in the applicable provision of Section 4, or the first day of the month next following the month the Participant or former Participant has filed an application for his Pension in the manner prescribed by the Committee. Except as provided in Subsection 6.07(b), subsequent payments will be made monthly thereafter, ceasing with the last payment preceding the Participant's or former Participant's death.

         (b) The Disability Retirement Pension will cease with the last payment preceding the Participant's death or the date he ceases to be Totally and Permanently Disabled prior to his Normal Retirement Date. The portion of the Disability Retirement Pension payable in accordance with Subsection 5.03(b) will cease at his Normal Retirement Date.

         (c) Any Surviving Spouse's Benefit or Contingent Annuitant's benefit payable under Section 6 shall commence on the first of the month following the death of the Participant or former Participant and shall cease with the last payment preceding the date of the surviving spouse's or Contingent Annuitant's death.

         (d) Notwithstanding the foregoing, benefit payments must commence no later than April 1 of the calendar year next following the calendar year in which he attains age 70 1/2 years.

              6.11     REEMPLOYMENT. (a)

If a former Participant who is receiving or who is entitled to receive a Pension under this Plan is reemployed by the Company or an Affiliated Company, no benefits shall be paid under the Plan to him during his period of reemployment. Any benefits payable to such Participant under this Plan upon his subsequent retirement shall be determined in accordance with the provisions of the Plan as then in effect but shall be reduced by the Actuarial Equivalent of any Pension payments received prior to his reemployment.

(b)      Notwithstanding Subsection 6.11(a) above:

         (i) if a reemployed Participant fails to complete at least one Hour of Service per day for at least eight days during any calendar month commencing on or after his Normal Retirement Date, the amount of benefits payable to him upon subsequent retirement shall include the Actuarial Equivalent of the Normal Retirement Pension not paid to him for such calendar month; and

         (ii) in no event shall the amount of Participant's benefit (on a life annuity basis) be less than the benefit (one life annuity basis) that he was receiving immediately prior to his date of reemployment.

6.12  SMALL RETIREMENT PENSION.

         (a) In the event the Actuarial Value of any accrued benefit under this Plan for any given Participant is not in excess of $3,500, and at the time of any prior distribution did not exceed $3,500, the Participant upon Separation from Service shall receive such benefit in a lump sum payment and distributable without the consent of the Participant or his spouse. The Actuarial Value of the lump sum payment shall be determined using an interest rate equal to the interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue under Code Section 417(e) for the month of November of the year preceding the year in which the date of distribution shall occur and using the prevailing mortality table of the Commissioner of Internal Revenue used to determine reserves for group annuity contracts under Code Section 807(d)(5) as required under Code Section 417(e). In the event of the death of a married Participant prior to commencing to receive benefits hereunder, his surviving spouse shall be treated as the Participant for purposes of this Section 6.12.

         (b) Notwithstanding any other terms of this Plan to the contrary, a Participant who has Separated from Service shall from and after the date of such Separation from Service be entitled to make a written election, if at the time of his election the Actuarial Value of such former Participant's accrued benefit under this Plan determined in accordance with Section 6.12 of this Plan is not in excess of $7,500 and was not distributed under Section 6.12, (1) to immediately commence to receive his benefit as provided in Section 6.10 and subject to Section 6.11 (A) in the form of an immediate 50% joint and contingent annuitant option as described in Subsection 6.07(a) under which such spouse will be deemed to be the Contingent Annuitant if the former Participant has a spouse to whom he has been married throughout the one-year period ending on his Pension commencement date, or (B) in the form of an immediate Life Annuity to such former Participant as provided under Section 6.01 of the Plan if such former Participant is not so married, or (2) subject to the provisions of Section 6.06 of the Plan, to elect against such form of benefit and to immediately receive his benefit in the form of a single lump sum payment in the amount of such Actuarial Value as so determined. Nothing in this Section 6.12(b) shall be construed as requiring a Participant to commence receipt of his benefit or as preventing such Participant from receiving his benefit as a Vested Deferred Benefit or from exercising the options otherwise available to him under Section Six of this Plan.

         6.13 DIRECT ROLLOVERS. A Distributee may elect, at the time and in the manner prescribed by the Employer, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The following definitions shall apply for purposes of this Section 6.13: (a)

         "Eligible Rollover Distribution": An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) "Eligible Retirement Plan": An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(c) "Distributee": A Distributee is a Participant or former Participant, a Participant's or former Participant's surviving spouse, and a Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined by section 414(p) of the Code).

(d) "Direct Rollover": A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

6.14 RATE OF DISTRIBUTION. Notwithstanding any other provision hereof, if distributions to a Participant shall be considered to have begun in accordance with Code Section 401(a)(9)(A)(ii) before the Participant's death, the remaining interest of the Participant will distributed at least as rapidly as under the method of distribution in effect as of the date of the Participant's death. Further, the provisions of this Section 6 shall be interpreted in such a manner so that if a Participant shall die before distributions to the Participant shall be considered to have begun in accordance with Code Section 401(a)(9)(A)(ii):
(a) any benefits that may be payable to a person not designated as his beneficiary by the Participant shall be distributed in their entirety by December 31 of the calendar year in which shall fall the fifth anniversary of the Participant's death, or (b) any benefits that are payable to the Participant's designated beneficiary shall be distributed either (i) over the five year period set forth in the immediately preceding clause (a) or (ii) over the life of the beneficiary or a period certain not extending beyond the life expectancy of the beneficiary and which benefits shall commence (A) with respect to a beneficiary who is not the Participant's spouse, not later December 31 of the calendar year immediately following the calendar year in which the Participant died or (B) with respect to a beneficiary which is the Participant's spouse, not later than the later of (I) December 31 of the calendar year immediately following the calendar year in which the Participant died or (II) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

1.       SECTION - CONTINUOUS SERVICE: CREDITED SERVICE

1.1          CONTINUOUS SERVICE.

         (a) For the period prior to January 1, 1987, a Participant's Continuous Service shall be his accrued Continuous Service under the Prior Plan as of December 31, 1986, determined in accordance with the terms and provisions of the Prior Plan as in effect prior to January 1, 1987.

         (b) For the period after December 31, 1986, a Participant's Continuous Service shall be the last period of uninterrupted employment with his Employer (including all adjustments to Continuous Service provided for in this Section 7) beginning with the later of January 1, 1987, or his latest Commencement Date and ending on his Termination Date as determined and adjusted in accordance with the following provisions:

                  (i) Authorized Leave of Absence or Lay-off. If a Participant is on an Authorized Leave of Absence (other than an Authorized Leave of Absence for medical reasons) or lay off, his Continuous Service shall not be deemed to be interrupted during such Authorized Leave of Absence or layoff, provided he returns to active employment with the Employer at the expiration of such Authorized Leave of Absence or layoff. If he fails to return to active service his Continuous Service for the purpose of determining eligibility for a Pension shall be deemed to have been terminated on the earlier of his Termination Date or the first anniversary date of such Authorized Leave or layoff commenced; however, his Continuous Service for the purpose of computing his Pension shall be deemed to have terminated on the date such Authorized Leave of Absence or layoff commenced.

                  (ii) Authorized Leave of Absence for Medical Reasons. If a Participant is on an Authorized Leave of Absence for medical reasons, his Continuous Service shall not be deemed to be interrupted during such Authorized Leave of Absence, provided he returns to active employment with the Employer at the expiration of such Authorized Leave of Absence. If he fails to return to active service, his Continuous Service shall be deemed to have terminated on the earlier of his Termination Date or the first anniversary date of the date such Authorized Leave of Absence commenced.

                  (iii) Predecessor Employers. If a person becomes an Eligible Employee by reason of, or in conjunction with, the acquisition by an Employer of all, or substantially all, of the assets or capital stock of the business entity by which such person was employed at the time of the acquisition, any period of employment performed by such person prior to the time of the acquisition of such business entity shall be considered employment with an Employer under this Section 7.01 for only such purposes and to the extent, if any, determined by the Committee.

                  (iv) Non-Participating Service. Continuous Service shall include a Participant's employment with an Employer during which he was not an Eligible Employee and his employment with a nonparticipating Affiliated Company (provided such employment is continuous between periods of participating service and non-participating service) for purposes of (A) determining eligibility for a Pension under this Plan and/or
                  (B) to the extent, if any, determined by the Committee, computing the amount of Pension under this Plan.

                  (v) Certain Periods of Severance. Continuous Service, for the purpose of determining eligibility and vesting for a Pension (but not for computing the amount thereof), will include a severance period between a Participant's previous Termination Date and his subsequent reemployment date if such reemployment date occurs prior to the first anniversary date of his previous Termination Date.

                  (vi) Military Service. Continuous Service will include the period a Participant is in the Armed Forces provided he is eligible for reemployment upon his discharge pursuant to the Military Selective Service Act (or under any prior or subsequent corresponding law) and he makes application for reemployment within the period prescribed by said Act; if he fails to apply for reemployment within such period, his Continuous Service shall be deemed to have terminated on the earlier of his Termination Date or the first anniversary date of the date his Military Service Leave commenced.

(c) Reemployment. If the employment of a Participant with an Employer is terminated at any time and he is subsequently reemployed by an Employer, his Continuous Service with the Employer will include his Continuous Service accrued prior to the date of said termination under the Plan in effect on the date of said termination and as adjusted pursuant to this Paragraph 7.01(c) if:

                  (i) he was entitled to receive a Vested Deferred Retirement Benefit under the Plan in effect on his previous Termination Date; or

                  (ii) the period between the previous Termination Date and the date of said reemployment does not equal or exceed the greater of (A) five years or (B) his Continuous Service accrued prior to the previous Termination Date. Notwithstanding the foregoing, if a Participant's termination of employment is due to a "maternity or paternity leave", then paragraph (ii) of Subsection 7.01(c) shall be read by substituting "six years" for "five years". For the purposes of this Plan, "maternity or paternity leave" means termination of employment or absence from work due to pregnancy of the Participant, the birth of a child of the Participant, the placement of a child in connection with the adoption of the child by a Participant, or the caring for a Participant's child during the period immediately following the child's birth or placement for adoption. The Committee shall determine, under rules of uniform application and based on information provided to the Committee by the Participant, whether or not the Participant's termination of employment or absence from work is due to "maternity or paternity leave".

1.2 CREDITED SERVICE. A Participant's Credited Service shall be his period of Continuous Service, to a maximum of 30 years, reduced by one year if he was eligible under the Prior Plan to be a Contributing Participant in the Prior Plan year beginning March 1, 1969, but did not become a Contributing Participant in such plan year, and further reduced by one year for each plan year under the Prior Plan after March 1 nearest his 35th birthday and prior to March 1, 1969, that a Participant under the Prior Plan was eligible to be a Contributing Participant but was not a Contributing Participant. For the purposes of computing Credited Service under this Section:

         (a) An Employee on an Authorized Leave of Absence or temporary layoff during a plan year under the Prior Plan, or (b) An Employee who during a plan year under the Prior Plan commencing on or after March 1, 1963, and prior to March 1, 1970, who was eligible to contribute on Basis B but not on Basis A but did not subsequently contribute on Basis B, shall not be deemed to have been eligible to be a Contributing Participant during such plan year.

1.       SECTION  - ADMINISTRATION

1.1 ESTABLISHMENT OF THE ADMINISTRATIVE COMMITTEE. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the BW/IP Administrative Committee (the "Administrative Committee") of not less than three nor more than seven persons appointed from time to time by the Board to serve at its pleasure. Any member of the Administrative Committee may resign by delivering his written resignation to BW/IP and the secretary of the Administrative Committee. The Administrative Committee shall be the Plan Administrator (within the meaning of section 3 of ERISA and section 414(g) of the Code) with such authority, responsibilities and obligations as ERISA and the Code grant to and impose upon persons so designated. For the purposes of ERISA, the Administrative Committee shall be a "named fiduciary" under the Plan.

1.2 ESTABLISHMENT OF THE INVESTMENT COMMITTEE. The responsibility for the formulation of the general investment practices sad policies of the Plan and its related Trust Fund and for effectuating such practices and policies shall be placed in the BW/IP Investment Committee (the "Investment Committee") of not less than three nor more than seven persons appointed from time to time by the Board to serve at its pleasure. Any member of the Investment Committee may resign by delivering his written resignation to BW/IP and the secretary of the Investment Committee. For purposes of ERISA, the Investment Committee shall be a "named fiduciary" under the Plan.

1.3 ORGANIZATION OF THE COMMITTEES. The members of each Committee shall elect a chairman from their number, and shall also elect a secretary who may be but need not be one of the members of the Committee. No member of a Committee who is also an Employee receiving regular compensation as such shall receive any compensation for his services as a member of such Committee. No bond or other security shall be required of any member of a Committee in any jurisdiction. No member of a Committee shall, in such capacity, act or participate in any action directly affecting his own Accounts other than an action which affects the Accounts of Participants generally.

1.4 POWERS OF THE ADMINISTRATIVE COMMITTEE. The powers of the Administrative Committee shall include, but are not limited to, the following:

                  (1) appointing such committees with such powers as it shall determine, including an executive committee to exercise all powers of the Administrative Committee between meetings of the Administrative Committee;

                  (2) determining the times and places for holding meetings of the Administrative Committee and the notice to be given of such meetings;

                  (3) employing such agents and assistants, such counsel (who may be counsel to the Employer) and such clerical, medical, accounting and actuarial services or advisers as the Administrative Committee may require in carrying out the provisions of the Plan;

                  (4) authorizing one or more of their number or any agent to make any payment, or to execute or deliver any instrument, on behalf of the Administrative Committee, except that all requisitions for funds from, and requests, directions, notifications and instructions to the Trustee shall be signed either by two members of the Administrative Committee or by one member and the secretary thereof;

                  (5) fixing and determining the proportion of expenses of the Plan from time to time to be paid by the participating Employers and requiring payment thereof;

                  (6) establishing one or more subcommittees in a location at which BW/IP or any of its subsidiaries or affiliates does business, appointing the members of any such subcommittees, in such number and for such service as the Administrative Committee shall deem appropriate, and delegating any power or duty granted to the Administrative Committee by this Section 8 to any such subcommittees;

                  (7) appointing and removing the Trustee pursuant to a Master Trust Agreement between BW/IP and the Trustee;

                  (8) receiving and reviewing reports from the Trustee as to the financial condition of the Fund, including its receipts sad disbursements;

                  (9) executing and filing with the appropriate governmental agencies such registration and other statements, forms, applications, notifications, and other documents or information as the Administrative Committee may from time to time deem appropriate in connection with the Plan; and

                  (10) approving the adoption of the Plan by any subsidiary or affiliate of the Employer.

1.1 POWERS OF THE INVESTMENT COMMITTEE. The powers of the Investment Committee shall include, but not be limited to, the following:

                  (1) directing the Trustee, or appointing one or more investment managers to direct the Trustee, subject to the conditions set forth in the Trust Agreement, in all matters concerning the investment of the Fund;

                  (2) authorizing one or more of their number or any agent to make any payment, or to execute or deliver any instrument, on behalf of the Investment Committee, except that all requisitions for funds from, and requests, directions, notifications and instructions to the Trustee shall be signed either by two members of the Investment Committee or by one member and the secretary thereof;

                  (3) receiving and reviewing reports from the Trustee as to the financial condition of the Fund, including its receipts and disbursements; and

                  (4) employing such agents and assistants, such counsel (who may be counsel to the Employer) and such clerical, accounting, actuarial and investment services or advisers as the Investment Committee may require in carrying out its responsibilities under the Plan.

1.1 DUTIES OF THE ADMINISTRATIVE COMMITTEE. The Administrative Committee shall have the general responsibility for administering the Plan and carrying out its provisions. Subject to the limitations of the Plan, the Administrative Committee from time to time shall establish rules and regulations for the administration of the Plan and the transaction of its business. All matters of interpretation of the terms hereof and all determinations concerning the entitlement of any person to any benefit or other right hereunder are hereby reserved exclusively to the Administrative Committee, to be exercised in its sole and absolute discretion, except as the same may from time to time be delegated by the Administrative Committee to another person or group of persons in which instance such delegee or delegees shall have all discretionary authority of the Administrative Committee with respect thereto. All such interpretations and determinations made shall be final and binding. It shall be the duty of the Administrative Committee to notify the Trustee in writing of the amount of any benefit which shall be due to any Participant and in what form and when such benefit is to be paid.

1.2 ACTIONS BY A COMMITTEE. A majority of the members of a Committee at the time in office shall constitute a quorum for the transaction of business at any meeting. Resolutions or other actions made or taken by a Committee shall require the affirmative vote of a majority of the members of such Committee attending a meeting, or by a majority of members in office by writing without a meeting.

1.3 ACCOUNTS AND REPORTS. The Administrative Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for the effective operation of the Plan.

1.4 DISCRETIONARY ACTION. Whenever in the administration of the Plan any discretionary action is required by a Committee, such action shall be uniform in nature as applied to all persons similarly situated.

         8.10 ACTION TAKEN IN GOOD FAITH. To the extent permitted by ERISA, the members of the Committee, BW/IP and the Employer and the officers and directors of BW/IP and the Employer shall be entitled to rely upon all certificates and reports made by any accountant or by the Trustee, and upon all opinions given by any legal counsel or investment adviser selected or approved by a Committee, and the members of a

Committee, BW/IP, the Employer and the officers and directors of BW/IP and the Employer shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon say such certificates, reports, opinions or other advice of any accountant, Trustee, investment adviser or legal counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants and Full-time and Part-time Employees.

         8.11 INDEMNIFICATION. To the extent not contrary to ERISA, the Employer and BW/IP shall indemnify each Committee, each member of a Committee and any other director, officer or employee of an Employer and of BW/IP who is designated to carry out any responsibilities under the Plan for any liability, joint and/or several, arising out of or connected with their duties hereunder, except such liability as may arise from their gross negligence or willful misconduct.

         8.12 RESPONSIBILITIES OF NAMED FIDUCIARIES OTHER THAN THE COMMITTEES. The Trustee shall have such responsibilities with respect to the operation of the Plan as are set forth in the Trust Agreement. Any investment adviser which the Investment Committee may appoint pursuant to Section 8.05 shall have the responsibility to direct the Trustee in investing and reinvesting the Trust Fund (or that portion thereof specified by the Investment Committee in the instrument appointing such adviser) and to report the book value and fair market value of each asset in the Trust Fund (or such portion thereof) to the Investment Committee periodically, as such responsibilities may be more fully described in the Trust Agreement.

         8.13 ALLOCATION OF RESPONSIBILITIES. The description of the responsibilities and powers of the Committees and the description of the responsibilities of the Trustee contained in the foregoing provisions of this
Section 8 shall constitute, for purposes of ERISA, procedures for allocating responsibilities for the operation and administration of the Plan among named fiduciaries.

         8.14 DESIGNATION OF PERSONS TO CARRY OUT RESPONSIBILITIES OF NAMED FIDUCIARIES. The Committees, the Trustee and any investment adviser which the Investment Committee may employ pursuant to Section 8.05 may, except as to responsibilities involving management and control of assets held in the Trust Fund, designate one or more other persons to carry out any or all of their respective responsibilities under the Plan, provided that such designation shall be made in writing, filed with the Plan's records and made available for inspection upon request by any Participant or Beneficiary under the Plan.

         8.15 INFORMATION REQUIRED BY COMMITTEE. Each person entitled to benefits under the Plan must file with the Administrative Committee from time to time, in writing, such person's post office address and each change of post office address. Any communication, statement or notice addressed to any such person at the last post office address filed with the Administrative Committee will be binding upon such person for all purposes of the Plan. Each person entitled to benefits under the Plan shall also furnish the Administrative Committee with such documents, evidence, data or information as the Administrative Committee considers necessary or desirable for the purpose of administering this Plan. The Employers shall furnish the Administrative Committee with such data and information as the Administrative Committee may deem necessary or desirable in order to administer the Plan. The records of an Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and earnings will be conclusive on all persons unless determined to the Administrative Committee's satisfaction to be incorrect.

         8.16 FORMS. Any application for benefits or any election provided by this Plan shall be on terms prescribed by the Administrative Committee.

         8.17 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         8.18 REVIEW OF BENEFIT DETERMINATIONS. The Administrative Committee will provide notice in writing to any Participant or beneficiary whose claim for benefits under the Plan is denied and the Administrative Committee shall afford such Participant or beneficiary a full and fair review of its decision if so requested.

         8.19 ADMINISTRATIVE COMMITTEE'S DECISION FINAL. Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Administrative Committee made by the Administrative Committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Administrative Committee shall make such adjustment on account thereof as it considers equitable and practicable.

         8.20 MISSING PERSONS. No Committee, the Trustee, or any Employer is required to search for or locate any person entitled to benefits under the Plan.

1.       SECTION - FUNDING

1.1 EMPLOYER CONTRIBUTIONS. Each Employer will from time to time while the Plan is in effect make such contributions to the Plan as shall be recommended by a qualified actuary selected by the Committee as sufficient to maintain the Plan in effect as qualified under Section 401 of the Code, reserving, however, the right to discontinue contributions pursuant to Section 10.01. The liability of the Employer is limited to such contributions and remittances except as may be provided by ERISA. Neither the Committee nor any Employer in any way guarantees the Trust Fund from loss or depreciation. Forfeitures arising under the Plan for any reason shall be used to reduce the Employer's Contributions under the Plan and shall not be used to increase benefits.

1.2 FUNDING OF BENEFITS. The benefits of the Plan are currently funded through various Trust Funds and annuity contracts. The Company reserves the right at any time to have all or part of said Trust Funds transferred from the present Trustees to their corporate and/or individual trustees or to an insurance company, to have said contracts assigned and transferred to a corporate trustee, individual trustees, or another insurance company, or to the Company, and to appoint, or permit the Trustee to appoint, an investment or financial management or consulting firm, company or individual to manage any assets of the Plan. The Company further reserves the right to cause any Retirement Pension payable from two or more of said Trust Funds or contracts to be consolidated and paid from a single source. Copies of the Plan, trust agreements, annuity contracts, and any amendments thereto, will be available at the office of the Secretary of the Company and of each Employer which adopts the Plan, where they may be examined by any Eligible Employee or Participant. The provisions of and benefits under the Plan are subject to the terms and provisions of the trust agreements and annuity contracts.

1.3 ASSETS FOR THE EXCLUSIVE BENEFIT OF PARTICIPANTS. All assets of the Plan shall be retained for the exclusive benefit of Participants, former Participants and their beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses to the extent not paid by the Employer and shall not revert to or inure to the benefit of any Employer.

1.4 REVERSION OF EMPLOYER CONTRIBUTIONS. Notwithstanding any other provision of the Plan, contributions made by an Employer are expressly conditioned upon the deductibility under Section 404 of the Code of contributions made to provide Plan benefits. A contribution which was made by a mistake of fact or upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent mistaken or disallowed), whichever is applicable, but reduced by the amount of any investment losses thereon.

2.       SECTION - AMENDMENT AND TERMINATION OF THE PLAN

2.1 EMPLOYERS MAY AMEND OR TERMINATE THEIR PARTICIPATION IN THE PLAN. The Company and each of the Employers hope and expect to continue the Plan indefinitely, but necessarily reserve the right with respect to the application of the Plan to their employees to change, modify or discontinue the Plan at any time at their discretion, to discontinue or reduce their contributions under the Plan, and to fix such other terms and conditions as they deem necessary to carry out the purpose of the Plan. Each Employer hereby appoints the Company as its agent to amend, change or modify the Plan at any time, whether prospectively or retroactively. Any such amendment, change or modification shall be made be through the duly taken action of the Compensation Committee of the Company's Board of Directors or if the Board of Directors shall determine by the duly taken action of the Board of Directors. No amendment shall have an adverse effect upon benefits provided by prior contributions or upon benefits currently being paid pursuant to the provisions of the Plan in effect immediately prior to such amendments except as may be necessary to comply with ERISA and the Code, or any other applicable laws or regulations. Furthermore, no amendment shall have the effect of eliminating or reducing a subsidy or an early retirement benefit (as defined in Treasury Regulations issued under Section 411(d)(6) of the Code), or eliminating an optional form of benefit, with respect to benefits attributable to service prior to the date of the amendment. No amendment shall be construed to modify or expand the Employer liability as set forth in Section 9.01.

2.2 DISCONTINUANCE OF A DIVISION, SUBSIDIARY OR AFFILIATE. In the event all or a portion of the operation of any division, subsidiary or affiliate of the Company participating hereunder is sold or discontinued by the Company, or a division, subsidiary or affiliate for any other reason ceases to be an Employer, the Committee may determine that all or that portion of the affected Employees of said division, subsidiary or affiliate shall no longer participate in the Plan; may waive, on a nondiscriminatory basis, with respect to said Employees any or all Continuous Service requirements as they relate to eligibility for a benefit under the Plan but not Continuous Service or Credited Service requirements as they relate to the computation of said benefits; and may direct the Trustees or insurance companies to segregate in an equitable manner the portion of the funds or annuity contracts allocable to said Employees, but not inconsistent with the terms of any applicable annuity contract; provided, however, that it shall be impossible for any part of the corpus of or the income from the trust funds or annuity contracts so segregated, to be used for or diverted to purposes other than for the exclusive benefit of the Participants of said division or former subsidiary or affiliate and their Contingent Annuitants or beneficiaries, any time prior to the satisfaction of all liabilities with respect to such Participants and their Contingent Annuitants or beneficiaries. The Committee shall then cause the assets to be distributed as provided in Section 10.04.

2.3 CESSATION OF PARTICIPATION BY THE COMPANY. In the event that the Company for any reason ceases to participate in the Plan, then each of the remaining participating subsidiaries and affiliates shall have, insofar as its employees are concerned, the powers now reserved to the Company under the Plan, subject to the terms of the applicable trust agreements or annuity contracts.

2.4 ALLOCATION AND DISTRIBUTION OF ASSETS ON TERMINATION OR PARTIAL TERMINATION. Upon the termination or partial termination of the Plan, the rights of all affected Participants to their respective accrued benefits under the Plan shall be



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

nonforfeitable to the extent then funded. On termination or partial termination of this Plan as to any Employer, the Committee may segregate and allocate the Plan assets to the affected Participants, former Participants and beneficiaries in the manner set forth in Section 10.02. After payment of all expenses of liquidation, the Committee shall allocate the remainder of the portion of the Plan assets and cause them to be distributed to the affected Participants, former Participants and beneficiaries in the manner and order set forth in Section 4044 of ERISA to the extent of the sufficiency of such assets.

2.5      MANNER OF DISTRIBUTION. Subject to the foregoing provisions of this
Section 10, such distribution may be made in cash or property or partly in each, provided the property is distributed at its fair market value as of the date of distribution and that no discrimination in value results.

2.6 RESIDUAL AMOUNTS. In no event shall the Company or any Employer receive any amounts from the Fund upon termination of the Plan, except that, and notwithstanding any other provision of the Plan, the Company or any Employer shall receive such amounts, if any, as may remain after satisfaction of all liabilities of the Plan and arising out of any variations between actual requirements and expected actuarial requirement.

1.       SECTION - MISCELLANEOUS

1.1 NONALIENATION OF BENEFITS. Except as may be required by law, no right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right or benefit provided for hereunder, shall be void. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order (i) is determined to be a "Qualified Domestic Relations Order" as such term is defined in Section 414(p) of the Code or (ii) is permitted to be treated as a "Qualified Domestic Relations Order" by the Plan under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Notwithstanding the foregoing, a person receiving Retirement Pension payments may authorize a deduction in such payments for the purpose of paying his contributions to any contributory group insurance maintained by the Company for which he is eligible.


1.2 INCAPACITY. If any person entitled to a benefit under the Plan is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving and receipting for any payment due hereunder, the Committee at its discretion may determine that payment thereof shall be made to such other person, persons, or



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

institution who, in the opinion of the Committee, are then maintaining or have custody of such person, until claim is made by a duly appointed guardian or other legal representative of such person. Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof.


1.3 CONTINUANCE OF EMPLOYMENT. The Plan shall not be construed to create or enlarge any right of any person to remain in the employment of the Company, its subsidiaries or affiliates, nor shall it interfere in any manner with the right of the Company, its subsidiaries or affiliates to discharge any person or otherwise treat him without regard to the effect upon his rights under the Plan.

1.4 MERGER OR CONSOLIDATION OF PLAN. In the case of any merger or consolidation of this Plan, with, or transfer of Plan assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

1.5 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.



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

1. SECTION - RESTRICTIONS ON BENEFITS PAYABLE TO HIGHLY COMPENSATED PARTICIPANTS

1.1 TERMINATION RESTRICTIONS. The limitations contained in this Section 12 are required by the Internal Revenue Service for benefits payable to certain Participants. In the event of a termination of the Plan, no Highly Compensated Employee or former Highly Compensated Employee shall receive a benefit which is discriminatory under Section 401(a)(4) of the Code.

1.2 ONGOING RESTRICTIONS. Except as otherwise provided in this Section 12, the payment of benefits in any Plan Year to or on behalf of a "Restricted Employee" as defined in the following sentence shall in no event exceed the sum of (i) a straight life annuity that is the actuarial equivalent of the accrued benefit and other benefits payable under the Plan to such Restricted Employee (other than a social security supplement), and (ii) the amount of any payments that such Restricted Employee is entitled to receive under a social security supplement under the Plan. For purposes of this Section 12, the term "Restricted Employee" shall mean any Participant if he is a Highly Compensated Employee or a former Highly Compensated Employee unless such Participant is not among the 25 nonexcludable Employees and former Employees of the Employer with the largest amount of Compensation in the current or any preceding Plan Year. The restrictions contained in this Section 12.02 shall not apply in the event of any of the following:

         (a) After the payment of all benefits payable under the Plan to or on behalf of the Restricted Employee, the value of Plan assets equals or exceeds 110% of the value of current liabilities of the Plan as defined in Code Section 412(l)7).

         (b) The value of the benefits payable to or on behalf of the Restricted Employee is less than one percent of the value of current liabilities of the Plan before the distribution.

         (c) The value of the benefits payable to or on behalf of the Restricted Employee does not exceed the $3,500 amount described in Code Section 411(a)(11)(A) applicable to certain mandatory distributions from the Plan.

1. SECTION - TOP-HEAVY RESTRICTIONS

         The following provisions shall become effective in any Plan Year in which the Plan is determined to be a Top-Heavy Plan.

1.1 DETERMINATION OF TOP-HEAVY. The Plan will be considered a Top Heavy Plan for the Plan Year if, as of the last day of the preceding Plan year or, in the case of the first Plan Year, as of the last day of such first Plan Year (the "Determination Date"):

         (a) the present value of the accrued benefits of Participants who are Key Employees (as defined in Section 416(i) of the Code) exceeds 60% of the present value of the accrued benefits of all Participants (the "60% Test"); or

         (b) the Plan is part of a "required aggregation group" (which is defined as each plan of BW/IP or any Affiliated Company in which a Key Employee is a participant and each other plan of BW/IP or any Affiliated Company which enables any plan in which a key employee is a participant to satisfy the requirements of Section 401(a)(4) or 410 of the Code).

         However, notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a required aggregation group or "permissive aggregation group" (which is defined as any plan of BW/IP or any Affiliated Company which is not part of a required aggregation group but which continues to satisfy the requirements of
Section 401(a)(4) and 410 of the Code).

         For the purposes of making the "60% Test" for any Plan Year, accrued benefits shall be those amounts calculated as of the first day of the preceding Plan Year and the present value of those amounts shall be based on the actuarial assumptions used in the actuarial valuation made as of the first day of such preceding Plan Year. The determination of the value of a Participant's account in a defined contribution plan shall be made as of the last day of the preceding plan year. If another valuation date is prescribed in regulations promulgated by the Secretary of the Treasury, such alternate valuation date shall be used.

         The determination of whether the Plan is a Top-Heavy Plan in any Plan Year shall be made in accordance with sections 416(g)(3), 416(g)(4)(A), 416(g)(4)(B) and 416(g)(4)(E) of the Code and the regulations promulgated thereunder.

         Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of section 416(g) of the Code) the accrued benefit of an Employee other than a Key Employee ("Non-Key Employee") shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of section 411(b)(1)(C) of the Code.

1.1 MINIMUM BENEFIT. For any Plan Year in which the Plan is a Top-Heavy Plan, the minimum Normal Retirement Pension accrued by a Participant who is a Non-Key Employee terminating employment at or after age 65, and the minimum accrued benefit, payable at Normal Retirement Date, accrued by a Participant who is a Non-Key Employee who terminates employment prior thereto with entitlement to a Pension, shall be equal to the product of (a) 2% of his average monthly Earnings during his five highest-paid consecutive calendar years (exclusive of plan years under the Prior Plan prior to January 1, 1984 and Plan Years during which the Plan is not a Top-Heavy Plan) of Service multiplied by (b) each of the first 10 years of his Credited Service after December 31, 1983 in which the Plan is a Top-Heavy Plan. For purposes of this Section 13.02 each Participant who is a Non-Key Employee and who has completed at least 1,000 Hours of Service shall accrue the benefit provided for in this Section 13.02 irrespective of the level of the Participant's Compensation for the Plan Year in which the accrual is to be made.

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

1.2 MINIMUM VESTING. Notwithstanding the provisions of Sections 4.04 and 5.04, a Participant shall be eligible for a Vested Deferred Retirement Pension, if while the Plan is a Top-Heavy Plan, his employment is terminated before death or retirement after he has completed at least 2 years of Service. The amount of his Vested Deferred Retirement Pension on a Life Annuity basis, commencing as of his Normal Retirement Date shall be equal to his vested percentage of his accrued benefit, determined in accordance with the following table:

                  Years of Service          Vested Percentage

                  2 but less than 3                    20%
                  3 but less than 4                    40%
                  4 but less than 5                    60%
                  5 or more                           100%

         A Participant who had at least five years of Service at the date of his termination of employment, may request the Committee to authorize commencement of his Vested Deferred Retirement Pension as of the beginning of any calendar month within the 10-year period preceding his Normal Retirement Date; and in such case his Pension shall commence as of the date requested, but the amount thereof shall be reduced as provided in Section 4.04. 1.1 CHANGE IN TOP-HEAVY STATUS. If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in Section 13.03 of this Section 13 shall continue to apply in determining the Vested Deferred Retirement Pension of any Participant who had at least three years of Service as of December 31 in the last Plan Year of top-heaviness. For other Participants, said schedule shall apply only to their accrued benefits as of such December 31. 1.2 IMPACT ON MAXIMUM BENEFITS. Except as provided in Section 13.06, for any Plan Year in which the Plan is a Top-Heavy Plan, Section 5.06 shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein. 1.3 EXCEPTION. The change in the 415(e) limitation specified in Section 13.05 above shall not be applicable for a Plan Year in which the Plan is a Top-Heavy Plan if, with respect to any Plan within the aggregate group described in Section 13.01(b), (a) the sum of the present value of the accrued benefits of all Participants who are Key Employees does not exceed 90 percent of a similar sum for all Participants of such plans, and (b) the minimum benefit described in Section 13.02 above is modified by replacing "three percent (3%)" for "two percent (2%)".


         IN WITNESS WHEREOF, the Company maintaining the Plan has caused this restatement to be executed as of the 1st day of August, 1996.

                                        BW/IP International, Inc.


                                        By /s/ D.G. Taylor
                                        ---------------------------

                                  SUPPLEMENT A

                            CONTRIBUTORY PARTICIPANTS

         A-1. Normal Retirement Income. The annual Normal Retirement Pension under Section 5.01 for a Contributing Participant (or for a Participant or former Participant who was eligible to contribute to the Prior Plan in effect prior to March 1, 1970, but never contributed) will not be less than the greater of:

(a)      The sum of:

         (i) The amount of his accrued Normal Retirement Pension as of February 28, 1970, under the Prior Plan in effect prior to March 1, 1970, without regard to the Five Year Aver age Retirement under paragraph 4.03(c) of such Prior Plan; plus

         (ii) 1.3% of his plan year earnings as defined in the Prior Plan up to and including the greater of $12,000 or the Average Social Security Base plus 1.5% of his plan year earnings in excess of the greater of $12,000 or the Average Social Security Base for each complete plan year of his Continuous Service on and after March 1, 1970; or

(b) An amount equal to the "Minimum Retirement Income" determined under paragraph 4.03(b) of the Prior Plan as in effect prior to March 1, 1970.

         A-2. Termination of Employment. Upon termination of employment prior to his retirement under the Plan for any reason other than death:

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         (a) A Contributing Participant eligible for a Vested Deferred
Retirement Pension may elect at any time prior to or at the time he applies for a benefit under the Plan to have paid to him his own contributions with interest in which case:

         (i) If his current period of Continuous Service commenced prior to January 1, 1957, his retirement pension will be reduced in accordance with actuarial tables adopted by the Committee; or

         (ii) If his current period of Continuous Service commenced on or after January 1, 1957, his retirement pension shall be reduced by the amount of his accrued Contributory Retirement Income as of February 28, 1970, under the Prior Plan as in effect on that date.

         (b) A Contributing Participant who, at the date of such termination, is not eligible for a Vested Deferred or other type of Pension under this Plan shall have paid to him his own contributions with interest.

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     A-3.  Death Benefits.

(a) A Contributing Participant may name one or more beneficiaries and contingent beneficiaries on the forms provided by the Committee, and he may change the beneficiaries in the same manner. In the event of the death of a Contributing Participant prior to the first to occur of any of the following events:

         (i) the date his Normal, Early Retirement or Vested Deferred Pension commences;

         (ii) the date an option under Section 6.03 of the Plan becomes effective; or

         (iii) the date he attains age 65 if the Contributing Participant is receiving a Permanent and Total Disability Pension under the Plan;

the beneficiary will receive a death benefit.

(a)      The amount of this death benefit will be equal to:

         (i) the Participant's contributions and the Employer's contributions while participating under Basis B of the Prior Plan as in effect prior to March 1, 1970; and

         (ii) the amount of the Participant's contributions while participating under Basis A of said Prior Plan, with interest to the first of the month coincident with or preceding his death.

(b) The death benefit will be paid in a lump sum; provided, however, if the amount of such death benefit payable is equal to or exceeds $1,000, the Contributing Participant may elect, subject to the provisions of any applicable




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annuity contract, that payment shall be made on an Actuarially Equivalent basis in one of the following forms:

         (i) A specified number of equal installments of not less than $10 over a period not exceeding 20 years.

         (ii) A specified number of equal installments over a period not to exceed 20 years and as long thereafter as the beneficiary survives.

         (iii) Proceeds left on deposit in the Trust Fund for a period not to exceed 12 months, or left on deposit with the insurance company involved. The beneficiary will receive interest subject to future election of option (i) or (ii) of this subparagraph, or the payment of accumulated proceeds in cash.

         (iv) For elections effective under the Prior Plan or under this Plan on or after March 1, 1973, such other form as the Committee shall determine.

         A-4. Optional Forms of Retirement Pension. In addition to the options available under Section 6.03 of the Plan, a Contributing Participant may elect a Modified Cash Refund option to provide income during the lifetime of the Contributing Participant after retirement and upon his subsequent death, a payment to his beneficiary equal to the excess, if any, of his own contributions with interest to his date of retirement, over the aggregate retirement income payments received prior to date of death computed as if no cost of living adjustment (as provided in Section 5.05 of the Prior Plan as in effect prior to January 1, 1985) had been made to his Pension. For a Contributing Participant whose Modified Cash Refund option election was made effective under the Prior Plan prior to



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March 1, 1978, the payment to his beneficiary shall be in a lump sum or such other Actuarially Equivalent form as the Committee shall determine. For a Contributing Participant whose Modified Cash Refund option election is made effective under the Prior Plan on or after March 1, 1978 and before May 20, 1987 or under this Plan, the payment to his beneficiary shall be in a lump sum; provided, however, the Participant may elect, at the time he elects said option, to have the Actuarial Equivalent of said payment paid to the beneficiary in such form as the Committee shall determine. If a Contributing Participant elects a Contingent Annuitant option and the Contingent Annuitant is not the spouse of the Participant, the Actuarial Value of the income continued to the Contingent Annuitant after the death of the Participant shall not exceed the sum of:

         (a) the total contributions made by the Participant under the Prior Plan; plus

         (b) 50% of the excess of the Actuarial Value of the benefits to be paid to the Participant and his Contingent Annuitant over the total contributions made by the Participant under the Prior Plan.

         A-5. Withdrawal of Contributions Not Permitted. A Contributing Participant may withdraw his contributions made under the Prior Plan prior to March 1, 1970, only upon the termination of his employment with the Company and Affiliated Companies for reasons other than retirement under any pension plan maintained by the Company and Affiliated Companies.

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         A-6. Interest. For periods ending prior to January 1, 1976, interest on
Participant contributions shall be computed at rates adopted by the Company from time to time but not less than the rates specified in paragraph 7.02(b) of the Prior Plan as in effect prior to March 1, 1970. For periods beginning on or after January 1, 1976, interest shall be computed at the rate of 5% (or such other rate as may be in effect for particular years as prescribed by regulations issued by the Secretary of Treasury), compounded annually from January 1, 1976.


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                                  SUPPLEMENT B
               MERGER OF MECHANICAL SEAL PLAN, PUMP DIVISION PLAN,
                        FLUID CONTROLS PLAN AND UCP PLAN



         Effective April 1, 1989, the Borg-Warner Industrial Products, Inc. Mechanical Seal Division Hourly Pension Plan ("Mechanical Seal Plan"), the Borg-Warner Industrial Products, Inc. Pump Division Pension Plan No. 1 Covering Service Operations Hourly Employees ("Pump Division Plan"), the Borg-Warner Industrial Products, Inc. Fluid Controls Division Pension Plan Covering Hourly Employees ("Fluid Controls Plan") and the United Centrifugal Pumps Second Amended and Restated Defined Benefit Pension Plan ("UCP Plan") (collectively, the Mechanical Seal Plan, the Pump Division Plan, the Fluid Controls Plan and the UCP Plan are hereinafter sometimes referred to as "the Plans") were merged with and into this Plan.

         BENEFITS ACCRUED PRIOR TO MERGER

         Notwithstanding any other provision of the Plan to the contrary, with respect to service rendered to the Employer, or any predecessor Employer, prior to April 1, 1989 by any employee in the Mechanical Seal Division, the Pump Division, the Fluid Controls Division or the UCP Division of the Employer, such employees shall be entitled to the benefits accrued by them as Participants under, and as determined pursuant to the benefit formula of, the Mechanical Seal Plan, the Pump Division Plan, the Fluid Controls Plan or the UCP Plan, as the case may be, as of such date, including all ancillary benefits thereunder with respect thereto including all forms of settlement and distribution,



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early retirement benefits and subsidies, disability benefits and all other benefits or forms of benefit protected under Section 411(d)(6) of the Code, provided that all such benefits and ancillary benefits shall be provided under this Plan and the provisions of such plans with respect to such benefits and ancillary benefits as to such service shall be, and they hereby are, incorporated by this reference herein. With respect to any such employee as to service from and after April 1, 1989, benefits shall accrue and all ancillary benefits with respect thereto shall be provided under the terms of this Plan without respect to this Section.


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                                    EXHIBIT A
                      EARLY RETIREMENT INCOME DETERMINANTS

                  Early Retirement Pension under Section 5.02 of the Plan shall be determined using the percentages in the Table set forth herein. The percentages are based on the number of years computed to twelfths of a year that a Participant's Early Retirement Date precedes his Normal Retirement Date and shall be adjusted by straight line interpolation for fractions of years.

Years Early Retirement Date
Precedes Normal Retirement Date                               Percentage

              1                                                    100
              2                                                    100
              3                                                    100
              4                                                     93
              5                                                     86
              6                                                     79
              7                                                     73
              8                                                     67
              9                                                     61
              10                                                    55